UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant	☐

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Tigo Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 19, 2025

To Our Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2025 Annual Meeting of Stockholders of Tigo Energy, Inc. (the “Annual Meeting”) to be held on May 19, 2025 at 9:00 a.m. Pacific Time. The Annual Meeting will be a completely virtual meeting, conducted via live audio webcast, with no physical in-person meeting. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.proxydocs.com/tygo and entering the control number found on your proxy card, voting instruction form or notice you previously received.

The purpose of the Annual Meeting is to:

(1)
elect seven director nominees listed in the accompanying proxy statement (this “Proxy Statement”) until the 2026 annual meeting of stockholders and until their successor shall be elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal from office;
(2)
ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
(3)
transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 24, 2025 may vote at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held at that time.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by mail. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held May 19, 2025

This Proxy Statement and the 2024 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2024, are being made available on or about April 4, 2025 at www.proxydocs.com/tygo.

By order of the Board of Directors,

/s/ Zvi Alon
Zvi Alon

Chief Executive Officer and
Chairman of the Board of Directors
April 4, 2025

ii

TIGO ENERGY, INC.

655 Campbell Technology Parkway, Suite 150

Campbell, California 95008

2025 PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors (the “Board”) of Tigo Energy, Inc. (“Tigo,” the “Company,” “we” or “us”) is making this proxy statement (this “Proxy Statement”) available to you in connection with the solicitation of proxies for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting held on May 19, 2025 at 9:00 a.m. Pacific Time at www.proxydocs.com/tygo, conducted via live audio webcast, with no physical in-person meeting. Please visit www.proxydocs.com/tygo and enter your control number included in your Notice Regarding the Availability of Proxy Materials, on the instructions accompanying your proxy materials, or on your proxy card for details on how to attend the Annual Meeting.

At the Annual Meeting, our stockholders will:

(1)
vote to elect the seven director nominees listed herein until the 2026 annual meeting of stockholders and until their successor shall be elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal from office;
(2)
vote to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
(3)
transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 24, 2025 (the “Record Date”) may vote at the Annual Meeting.

We are taking advantage of Securities and Exchange Commission (the “SEC”) rules that permit companies to furnish proxy materials to stockholders via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of our proxy materials unless you specifically request one by following the instructions contained in the Notice. The Notice instructs you on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), via the Internet, as well as how to vote online. We are first making this Proxy Statement and accompanying materials available to our stockholders on or about April 4, 2025.

YOUR VOTE IS IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE PROMPTLY. YOU MAY VOTE OVER THE INTERNET OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US BY MAIL.

By submitting your proxy using any of the methods above, and as specified in the Notice, you authorize each of Zvi Alon, our Chief Executive Officer and the Chairman of the Board, and Bill Roeschlein, our Chief Financial Officer, to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Either one of them may also vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I being provided with these materials?

We are providing this Proxy Statement to you in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting, to be held on May 19, 2025, and at any postponements or adjournments of the Annual Meeting. We have either (1) delivered to you a Notice and made such Notice, this Proxy Statement and the Annual Report (together, the “Proxy Materials”) available to you on the Internet or (2) delivered printed versions of the Proxy Materials, including a proxy card, to you by mail.

How can I attend and vote at the Annual Meeting?

To attend the Annual Meeting, you must register in advance at www.proxydocs.com/tygo. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the meeting and provide you with the ability to submit questions. Please be sure to follow the instructions found on the Notice Regarding the Availability of Proxy Materials, proxy card and/or voting instruction card, as well as any subsequent instructions that will be delivered to you via email. If you are not a stockholder or do not have a control number, you will not be able to access the meeting. We recommend you carefully review the procedures needed to gain admission in advance.

Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your device’s audio system. We encourage you to access the Annual Meeting in advance of the designated start time. You may call the number provided in the email you receive approximately one hour prior to the start of the meeting if you experience technical difficulties during the check-in process or during the meeting.

Stockholders eligible to participate in the Annual Meeting may submit questions during the Annual Meeting through the meeting portal.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The virtual meeting format for the Annual Meeting will enable full and equal participation by all of our stockholders from any place in the world at little to no cost. We designed the format of the virtual Annual Meeting to ensure that our stockholders who attend the Annual Meeting will be afforded the same rights and opportunities to participate as they would at a physical, in-person meeting, and to enhance stockholder access, participation and communication through online tools. We will be providing stockholders with the ability to submit appropriate questions in real time via the Annual Meeting website, limiting questions to one per stockholder unless time otherwise permits. We will also make the list of the stockholders entitled to vote at the Annual Meeting available during the Annual Meeting.

How do I vote my shares without attending the Annual Meeting?

Stockholders of record. You may vote by granting a proxy in the following ways:

•
By Internet: go to www.proxypush.com/tygo and follow the on-screen instructions. You will need the Notice or proxy card in order to vote by Internet.
•
By Phone: call 1-866-494-0644 and follow the recorded instructions. You will need your proxy card in order to vote by phone.
•
By Mail: request a proxy card from us and indicate your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, indicate your name and title or capacity.

Stockholders with shares held in street name. You may vote by submitting voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this on the Internet or by mail as indicated above. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 18, 2025.

What am I voting on at the Annual Meeting?

At the Annual Meeting, there are two proposals scheduled to be voted on:

•
Proposal 1: Election of the seven director nominees listed in this Proxy Statement until the 2026 annual meeting of stockholders and until their successor shall be elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal from office (the “Nominee Proposal”); and
•
Proposal 2: Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Ratification Proposal”).

Members of our management team and representatives of Deloitte are expected to be present at the Annual Meeting, where they will have an opportunity to make a statement if so desired and are expected to be available to respond to appropriate questions.

Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. The only class of stock entitled to vote at the Annual Meeting is the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Each holder of Common Stock on the Record Date is entitled to one vote for each share of Common Stock held by such holder. On the Record Date, there were 61,913,939 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a record holder and holding shares of Common Stock in street name?

A record holder holds shares in its name through Tigo’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”). A “beneficial owner,” or a person or entity that holds their or its shares in “street name,” holds shares in the name of a bank, broker or other nominee on that person or entity’s behalf.

Am I entitled to vote if my shares are held in street name?

If your shares are held in street name, the Notice will be forwarded to you by your bank, broker or other nominee, along with a voting instruction card. You may vote by directing your bank, broker or other nominee how to vote your shares. In most instances, you will be able to do this over the Internet or by mail, as indicated above under “How do I vote my shares without attending the Annual Meeting?”

Under applicable rules, if you do not give instructions to your bank, broker or other nominee, it may vote on matters that are considered “routine,” but will not be permitted to vote your shares with respect to “non-routine” items. The Ratification Proposal is a routine matter, but the Nominee Proposal is considered to be a non-routine matter, so your bank, broker or other nominee cannot vote your shares on the Nominee Proposal unless you provide voting instructions for such matter. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on that matter resulting in a “broker non-vote.”

As a street name holder, you may be required to obtain a proxy form from your bank, broker or other nominee to use at the Annual Meeting in order to vote your shares. Please follow the instructions that you receive from your broker, bank, or other nominee and the instructions that you will receive via email after registering for the Annual Meeting, should you decide to vote during the virtual meeting.

How many shares must be present to hold the Annual Meeting?

In order for the Company to conduct the Annual Meeting, holders of a majority of the voting power of the shares of Common Stock issued and outstanding and entitled to vote, present by remote communication or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” are counted as present or represented and entitled to vote for purposes of determining a quorum.

What does it mean if I receive more than one Notice or proxy card?

Receiving more than one Notice or proxy card generally means that you hold shares in more than one brokerage account. To ensure that all of your shares are voted, please sign and return each proxy card, or, if you vote by Internet, vote once for each Notice or proxy card that you receive.

Can I revoke my proxy or change my vote after I submit my proxy?

Yes, you may revoke or change your vote after submitting your proxy card.

Stockholders of record. Whether you have voted by Internet or mail, you may revoke your proxy or change your vote at any time before it is actually voted. A record holder may revoke their or its proxy by:

•
signing and delivering another proxy with a later date that is received no later than May 18, 2025;
•
voting again by Internet prior to the Annual Meeting;
•
sending a written statement to that effect to the Company’s Secretary, provided that such statement is received no later than May 18, 2025; or
•
voting at the Annual Meeting.

Stockholders with shares held in street name. If you wish to revoke your proxy or vote at the Annual Meeting, you must follow the instructions provided to you by your bank, broker or other record holder and/or obtain from the record holder a proxy issued in your name. Your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

Who will count the votes?

The inspector of elections appointed for the Annual Meeting will tabulate and certify the votes.

What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation(1)	Impact of Broker Non-Votes	Impact of Abstain Vote
Proposal 1 - Nominee Proposal	Plurality of the votes cast	“FOR” “WITHHOLD”	“FOR”	No impact	No impact
Proposal 2 - Ratification Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No broker non-votes (uninstructed shares may be voted in broker’s discretion)	No impact

(1)
If you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the persons named in the form of proxy card (the “proxy holders”) who you have authorized to represent you and vote your shares at the Annual Meeting will vote your shares in accordance with their best judgment.

Who will pay for the cost of the proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners (i.e. shares held in street name) and will be reimbursed for their reasonable expenses.

PROPOSAL 1 - ELECTION OF DIRECTORS

Under our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), directors are elected each year at our annual meeting of stockholders to hold office for a term expiring at the next annual meeting of the stockholders of the Company and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office. The Company’s Bylaws specify that the number of directors constituting the Board shall be determined from time to time by resolution of the Board.

There are currently seven directors serving on the Board. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), the Board has considered and nominated the following seven persons as director nominees, each to hold office until the 2026 annual meeting of the stockholders of the Company (subject to their earlier death, resignation, retirement, disqualification or removal from office): Zvi Alon, Tomer Babai, Joan C. Conley, Sagit Manor, Michael Splinter, Stanley Stern and John Wilson. All of the nominees are currently serving as directors of the Company.

It is intended that the proxies delivered pursuant to this solicitation will be voted by the proxy holders in favor of the election of Zvi Alon, Tomer Babai, Joan C. Conley, Sagit Manor, Michael Splinter, Stanley Stern and John Wilson, except where proxies bear contrary instructions. In the event that these director nominees should become unavailable for election due to any presently unforeseen reason, the proxy holders will have the right to use their discretion to vote for a substitute or substitutes.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2025

The following information describes the offices held and other business directorships of each director nominee. Information regarding each nominee’s beneficial ownership of equity securities is shown under “Security Ownership of Certain Beneficial Owners and Management” below.

Zvi Alon, 73, has served as our Chief Executive Officer and as Chairman of the Board of Directors since the Business Combination. Previously, Mr. Alon served as the CEO of Legacy Tigo, a position he held since December 2013, and as Chairman, a position he held since May 2013. Mr. Alon has served as Chairman of Business Intelligence Associates, Inc., a private computer forensics and eDiscovery technology company, since 2014, and as Chairman of the California Israel Chamber of Commerce (the “CICC”), a not-for-profit, non-governmental membership-supported organization dedicated to strengthening business and trade relations between California and Israel, since 1995. Mr. Alon has had a successful business career over the last 30 years as an executive, partner, and advisor to various venture capital groups in high tech, clean tech, and real estate, including previously serving as Chairman, CEO and President of NetManage, Inc. from 1990 to until its acquisition in 2008. He is a Co-Founder of the California Israel Angels, whose investment focus is driven by opportunities that combine activities in both California and Israel.

We believe that Mr. Alon is well qualified to serve on the Board because of his extensive executive management experience, his specific industry knowledge and his background in high tech and clean tech companies.

Tomer Babai, 41, has been a member of our Board of Directors since the Business Combination. Previously, he served as a member of Legacy Tigo’s Board since January 2021. As of 2023, Mr. Babai is a partner at a private consulting firm that provides advisory services regarding technology investments to the controlling shareholder of Clal Industries Ltd. and certain of its portfolio companies. Prior to that, Mr. Babai served as Vice President at ClalTech, a global investment group that specialized in investments in growth Israeli technology companies, a position he has held since 2017 and until 2022. Mr. Babai serves as a director or board observer on the board of directors of various technology companies such as Clal Biotechnology Industries (TASE: CBI), Otoma Ltd, Gett, and others. Prior to that, he served as a Senior Analyst at Clal Industries Ltd and worked as a senior consultant at PricewaterhouseCoopers (PwC) in its consulting services department, providing financial advice to leading companies on merger & acquisition, debt repayment, and valuation. Mr. Babai holds a BA in Accounting and Economics and a MSc in Finance (Cum Laude), both from Tel Aviv University and is a graduate of Harvard Business School’s Program for Leadership Development. Mr. Babai is a CPA in Israel.

We believe that Mr. Babai is qualified to serve on the board because of his expertise in the areas of accounting, finance, mergers and acquisitions, and capital markets.

Joan C. Conley, 68, has been a member of our Board of Directors since the Business Combination. Previously, she served as a member of Legacy Tigo’s Board since June 2021. Ms. Conley has served as a Senior Advisor on Corporate Governance & ESG Programs at Nasdaq, Inc. since January 2021, following a 22 year career at Nasdaq as Senior Vice President and Corporate Secretary, where she was responsible for the Nasdaq Global Corporate Governance Program and the Nasdaq Global Ethics and Corporate Compliance Program and the Nasdaq Educational Foundation. Ms. Conley previously worked for 16 years at NASD (now FINRA) where she held leadership roles in Compensation and Benefits and also served as Vice President of Human Resources. She served as Lead Independent Director on the board of directors of EJF Acquisition Corp. from February 2021 through its business combination with Pagaya (NASDAQ: PGY) in July 2022. Ms. Conley holds a BA from Dominican University and an MS from Loyola University of Chicago.

We believe that Mr. Conley is well qualified to serve on the Board because of her expertise in the areas of public company governance, ethics and corporate compliance as well as environmental, social (including human capital management) and corporate governance issues affecting public companies.

Sagit Manor, 52, has been a member of our Board of Directors since January 2024. Currently, Ms. Manor serves as the Chief Financial Officer of Nayax Ltd. (Nasdaq & TASE: NYAX) (“Nayax”), a position she has held since June 2021. Prior to joining Nayax, Ms. Manor served as Chief Executive Officer and Chief Financial Officer of Nyotron Information Security Ltd. (“Nyotron”), from October 2017 to March 2021. Prior to Nyotron, Ms. Manor held multiple financial leadership positions at VeriFone Systems Inc., from November 2006 to October 2017, and most recently served as Vice President of Finance and Product Chief Financial Officer from January 2015 to October 2017. Ms. Manor holds a Bachelor of Arts degree in Business and Accounting from the College of Management Academic Studies.

We believe that Ms. Manor is well qualified to serve on the Board because of her extensive executive experience and her expertise in the areas of financial operations and technology.

Michael Splinter, 74, has been a member of our Board of Directors since the Business Combination. Previously, he served as a member of Legacy Tigo’s Board since November 2013. He served as the Executive Chairman of Applied Materials from 2009 until his retirement in 2015 and was Chief Executive Officer from 2003 to 2013. Mr. Splinter is a 40-year veteran of the semiconductor industry and prior to joining Applied Materials was an executive at Intel Corporation for 20 years. Mr. Splinter has served on the board of directors of Nasdaq, Inc. (Nasdaq: NDAQ) since 2008 and served as its Chairman from 2017 to 2022. He has also served on the board of directors of Gogoro Inc. (Nasdaq: GGR) since 2018 and on the board of directors of Taiwan Semiconductor Manufacturing Company, Ltd. (NYSE: TSM) since 2015.

We believe that Mr. Splinter is well qualified to serve on the Board because of his experience leading a complex global technology business, extensive background in international public company governance at a Nasdaq-listed company and his management development, compensation and succession planning expertise.

Stanley Stern, 68, has been a member of our Board of Directors since the Business Combination. Previously, he served as a member of Legacy Tigo’s Board since 2015. Mr. Stern founded and has served as Managing Partner of Alnitak Capital, a merchant bank and strategic advisory firm, since 2013, with a focus on technology, health care and alternative energy. Mr. Stern has served as a member of the board of directors of the following public companies: AudioCodes, Ltd. (Nasdaq: AUDC) since 2021, Ormat Technologies, Inc. (NYSE: ORA) since November 2015, and Radware Ltd. (Nasdaq: RDWR) since September 2020. Mr. Stern has previously been on the board of directors of Ekso Bionics Holdings, Inc. (Nasdaq: EKSO) from 2015 to 2023, Tucows, Inc. (Chairman), Polypid Ltd., Odimo, Inc. SodaStream International Ltd., until its sale to Pepsico in 2018, Given Imaging Ltd until its sale to Medtronic, and Fundtech Inc. until its sale to Golda Thoma. Mr. Stern previously served in various positions at Oppenheimer & Co., from 1981 to 2000 and from 2004 until 2013, including as a Managing Director and Head of Investment Banking, Technology, Israeli Banking and FIG. He also held positions at Salomon Brothers, STI Ventures and C.E. Unterberg.

We believe that Mr. Stern is well qualified to serve on the Board because of his extensive experience with technology-based companies in the context of his experience with public markets, strategic planning and general investment banking experience.

John Wilson, 41, has been a member of our Board of Directors since the Business Combination. Previously, he served as a member of Legacy Tigo’s Board since December 2020. Mr. Wilson is a founding Partner of Energy Growth Momentum LLP, a position he has held since 2017. He also holds several non-executive roles in operating companies. He currently serves on the board of directors, amongst others, of Acoustic Data Ltd., a private oilfield technology company, since 2018, H2scan Incorporated, a private hydrogen sensor company, since 2019, Electrical Grid Monitoring Limited, a private powerline sensor company, since 2021, and Power Survey and Equipment Limited, a private power quality monitoring business, since 2023. Mr. Wilson previously spent over 15 years in the investment banking and private equity industries, including roles at Simmons & Company, Lime Rock Partners and First Reserve. He holds a MA Joint Honours in Economics and International Relations and a Corporate Finance Diploma (CFQ) from ICAEW and CISI.

We believe that Mr. Wilson is well qualified to serve on the Board because of his entrepreneurial experience as founder of Energy Growth Momentum as well as his investment banking and financial services experience provides him with expertise in the areas of corporate finance, strategic planning and finance.

Directors are elected by a plurality of the votes cast for the election of each director at the Annual Meeting.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Overview

The Board of Directors (the “Board”) of the Company directs and oversees the management of the business and affairs of the Company and carries out its oversight responsibilities through meetings and actions of the Board and its three standing committees: the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating and Corporate Governance Committee of the Board (the “Nominating and Governance Committee”), each of which operate under a written charter. The Board is currently comprised of seven individuals: Zvi Alon, Tomer Babai, Joan C. Conley, Sagit Manor, Michael Splinter, Stanley Stern and John Wilson.

The Company was originally incorporated in Delaware in 2019 under the name Roth CH Acquisition IV Co. (“ROCG”) for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more target businesses. On August 10, 2021, ROCG consummated its initial public offering (“IPO”), following which its securities began trading on the Nasdaq Stock Market. On December 5, 2022, ROCG, Roth IV Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of ROCG (“Merger Sub”), and Tigo Energy, Inc. (“Legacy Tigo”), entered into an Agreement and Plan of Merger, as amended on April 6, 2023 (the “Merger Agreement”), pursuant to which, among other transactions, on May 23, 2023 (the “Business Combination Closing”), Merger Sub merged with and into Legacy Tigo (the “Merger”), with Legacy Tigo surviving the Merger as a wholly-owned subsidiary of ROCG (the Merger, together with the other transactions described in the Merger Agreement, the “Business Combination”). In connection with the closing of the Business Combination, ROCG changed its name to “Tigo Energy, Inc.” All references to ROCG are to the Company prior to the Business Combination.

Director Independence and Independence Determinations

The Board has established guidelines (the “Corporate Governance Guidelines”) to assist it in making independence determinations for each director of our Board. The Corporate Governance Guidelines define an “independent director” consistently with the definition provided under the corporate governance requirements of the Nasdaq Stock Market LLC (collectively, the “Nasdaq Rules”). Under Nasdaq Rule 5605(a)(2), a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company. Directors who serve on the Audit Committee and Compensation Committee are subject to the additional independence requirements under applicable SEC rules and Nasdaq Rules.

It is the policy of the Board, upon the recommendation of the Nominating and Corporate Governance Committee, to make affirmative independence determinations for all directors at least annually in connection with the preparation of the Company’s proxy statement. In making independence determinations, the Board will broadly consider all relevant facts and circumstances in addition to the requirements of Nasdaq Rule 5605(a)(2).

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to the Board regarding director independence. As a result of this review, the Board affirmatively determined that Mr. Babai, Ms. Conley, Ms. Manor, Mr. Splinter, Mr. Stern and Mr. Wilson are independent within the meaning of the Nasdaq Rules, including with respect to their respective committee service. For Mr. Splinter, the Board considered that his step-son has been employed with Tigo since 2021 in a non-officer position, as disclosed in “Certain Relationships and Related Person Transactions – Company.” The Board has determined that each member of the Audit Committee (Mr. Babai, Ms. Conley and Mr. Stern) is “independent” for purposes of service on the Audit Committee in accordance with Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member of the Compensation Committee (Ms. Conley, Mr. Splinter and Mr. Stern) is “independent” for purposes of service on the Compensation Committee in accordance with Section 10C(a)(3) of the Exchange Act.

Board Structure

The Board retains the flexibility to determine whether the roles of Chairman and CEO should be combined or separated based on what the Board believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interests of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairman, would not result in better governance or oversight.

Currently, Mr. Alon holds both Chief Executive Officer and Chairman positions. We believe that combining the positions of Chief Executive Officer and Chairman helps to ensure that our Board and management act with a common purpose. In addition, we believe that a combined Chief Executive Officer and Chairman is better positioned to act as a bridge between management and our Board, facilitating the regular flow of information. We also believe that it is advantageous to have a chairperson with a significant history and an extensive knowledge of the Company, as is the case with Mr. Alon.

Executive Sessions

The Board regularly meets in executive session without any members of management present. Each of the standing committees of the Board also meets regularly in executive session without any members of management present.

Board Committees and Meetings

The following table summarizes the current membership of each of the standing committees of the Board.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Zvi Alon
Tomer Babai	X		X
Joan C. Conley	X	X	X (Chair)
Sagit Manor
Michael Splinter		X (Chair)	X
Stanley Stern	X (Chair)	X
John Wilson

For the year ended December 31, 2024 (“fiscal 2024”), there were ten meetings of the Board, six meetings of the Audit Committee, four meetings of the Compensation Committee and one meeting of the Nominating and Corporate Governance Committee. During fiscal 2024, no incumbent member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board and committees on which such director served (held during the period that such director served).

Our Corporate Governance Guidelines, which we adopted following the Business Combination Closing, provide that all directors are expected to attend all meetings of the Board, meetings of the committees of which they are members and are encouraged to attend the annual meeting of stockholders. Each of our directors attended our 2024 annual meeting of stockholders, which was held entirely online.

Audit Committee. All members of the Audit Committee are “independent” in accordance with the Nasdaq Rules and rules of the SEC applicable to boards of directors in general and audit committee members in particular. The Board has determined that each member of the Audit Committee (Mr. Babai, Ms. Conley and Mr. Stern) is “financially literate” within the meaning of the Nasdaq Rules because each member is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, the Board has determined that Mr. Stern qualifies as an “Audit Committee financial expert” as defined by Item 407(d) of Regulation S-K, and therefore, also satisfy the “financial sophistication” requirement in accordance with Nasdaq Rule 5605(c)(2)(A). The Board reached its conclusion as to Mr. Stern’s qualifications based on, among other things, his formal education and previous and current experience in financial and accounting roles.

The duties and responsibilities of the Audit Committee include:

•
appointing, compensating, retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm;
•
discussing with the Company’s independent registered public accounting firm their independence from management;
•
reviewing with the Company’s independent registered public accounting firm the scope and results of their audit;
•
pre-approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm;
•
overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual financial statements that the Company files with the SEC;
•
reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
•
establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

With respect to our reporting and disclosure matters, the Audit Committee is also responsible for reviewing and discussing with the independent registered public accounting firm and management our annual audited financial statements and our quarterly financial statements prior to their inclusion in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or other publicly disseminated materials in accordance with the applicable SEC rules and regulations.

The Audit Committee operates pursuant to a charter adopted by the Board. The Audit Committee Charter is available on the Corporate Governance page of the Company’s website, https://investors.tigoenergy.com. The Audit Committee met six times during fiscal 2024.

Compensation Committee. All members of the Compensation Committee (Ms. Conley, Mr. Splinter and Mr. Stern) are “independent” in accordance with the Nasdaq Rules and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee is responsible for reviewing and overseeing our compensation policies and practices, and meets regularly throughout the year to review and discuss, among other items, our compensation strategy, policies, plans, programs, and compliance with rules and best practices. The Compensation Committee’s responsibilities include, among other things:

•
reviewing and setting or making recommendations to the Board regarding the compensation of the Company’s executive officers;
•
making recommendations to the Board regarding the compensation of the Company’s directors;

•
reviewing and approving or making recommendations to the Board regarding the Company’s incentive compensation and equity-based plans and arrangements; and
•
appointing and overseeing any compensation consultants.

The Compensation Committee did not engage a compensation consultant during the 2024 fiscal year.

The Compensation Committee operates pursuant to a written charter adopted by the Board. The Compensation Committee Charter is available on the Corporate Governance page of the Company’s website, https://investors.tigoenergy.com. The Compensation Committee met four times during fiscal 2024.

Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee (Mr. Babai, Ms. Conley and Mr. Splinter) are “independent” in accordance with the Nasdaq Rules. The duties and responsibilities of the Nominating and Corporate Governance Committee primarily include assisting the Board in its responsibilities with respect to, among other things:

•
identifying, evaluating and selecting, and making recommendations to the Board regarding nominees for election to the Board and its committees; evaluating the performance of the Board and of individual directors; considering and making recommendations to the Board regarding the composition of the Board and its committees; reviewing developments in corporate governance practices; and evaluating the adequacy of the corporate governance practices and reporting; and
•
developing, and making recommendations to the board regarding corporate governance guidelines and matters.

In evaluating a person’s candidacy for membership on the Board, the Nominating and Corporate Governance Committee considers a number of qualifications relating to management and leadership experience, background, integrity and professionalism. The Nominating and Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members.

In addition, the Nominating and Corporate Governance Committee and the Board include diversity, which is broadly construed to mean a variety of identities, perspectives, personal and professional experiences and backgrounds, including but not limited to, age, gender, race, ethnicity, and sexual orientation, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board, among the criteria that they consider in connection with selecting candidates for the Board. While neither the Board nor the Nominating and Corporate Governance Committee has a formal diversity policy, the Board and the Nominating and Corporate Governance Committee consider the diversity of the Board’s composition and believe that the Board should represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies.

The Nominating and Corporate Governance Committee considers the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of potential director candidates and their suitability for service on our Board.

The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate. Any such recommendation should be submitted to the Secretary in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, 655 Campbell Technology Parkway, Suite 150, Campbell, California 95008. All recommendations for nomination received by the Secretary that satisfy the requirements under the Bylaws relating to such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in the Bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2025 Annual Meeting of Stockholders.”

The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board. The Nominating and Corporate Governance Committee Charter is available on the Corporate Governance page of the Company’s website, https://investors.tigoenergy.com. The Nominating and Corporate Governance Committee met one time during fiscal 2024.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

Corporate Governance Guidelines. To further our commitment to sound governance, our Board has adopted the Corporate Governance Guidelines to ensure that the necessary policies and procedures are in place to facilitate the Board’s review and make decisions with respect to the Company’s business operations that are independent from management. The Corporate Governance Guidelines set forth the practices regarding Board and committee composition, selection and performance evaluations; Board meetings; director qualifications and expectations, including with respect to continuing education obligations; and management succession planning, including for the CEO. The Corporate Governance Guidelines are available on the Corporate Governance page of the Company’s website at https://investors.tigoenergy.com/corporate-governance/documents-charters.

Code of Business Conduct and Ethics. We maintain a Code of Business Conduct and Ethics (the “Code of Conduct”) that is applicable to all of our directors, officers and employees, including our CEO, CFO and other members of management. The Code of Conduct sets forth standards of ethical business conduct, including conflicts of interest, compliance with applicable laws, rules and regulations, timely and truthful disclosure, protection and proper use of our assets and reporting mechanisms for illegal or unethical behavior. The Code of Conduct also satisfies the requirements for a code of ethics as defined by Item 406 of Regulation S-K promulgated by the SEC. If the Company were ever to amend or waive any provision of the Code of Conduct that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K. Amendments to the Code of Conduct must be approved by our Board and will be promptly disclosed (other than technical, administrative or non-substantive changes) on our website. The Code of Conduct is available on the Corporate Governance page of the Company’s website, https://investors.tigoenergy.com/corporate-governance/documents-charters.

Stockholder Communications with the Board

Stockholders may communicate with our Board, or to specific individual directors of the Board, including any then serving as Chairperson, or Chairperson of the Audit, Compensation or Nominating and Corporate Governance Committees, or to the independent directors as a group, by addressing such communications to the Corporate Secretary, 655 Campbell Technology Parkway, Suite 150, Campbell, California 95008. The Secretary will forward such communications upon receipt as appropriate.

Hedging and Pledging Policy

Pursuant to the Company’s Compliance with United States Federal Securities Laws Regarding Insider Trading: Security Trading Policy (the “Insider Trading Policy”), all directors, officers and employees of the Company, together with its subsidiaries and affiliates reported on a consolidated basis, are prohibited from entering into hedging, monetization transactions or similar arrangements with respect to Company securities, holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Insider Trading Policy

We have adopted insider trading policies and procedures which are set forth in our Insider Trading Policy governing the purchase, sale, and other dispositions of the Company’s securities by directors, officers, employees and controlling shareholders that are reasonably designed to promote compliance with insider trading laws, rules and regulations. It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. For more information, see the full text of our Insider Trading Policy, which is filed as Exhibit 19.1 to our Annual Report on Form 10-K.

Board’s Role in Risk Oversight

As part of our Board’s meetings, our Board assesses the risks faced by the Company in executing its business plans on an ongoing basis. Such risks include financial, technological and cybersecurity exposures and competitive and operational risks and exposures. The Board reviews and assesses the steps management has taken or plans to take with respect to these exposures.

Our Board dedicates time to review and consider the relevant risks that need to be addressed. In addition to the full Board, the Audit Committee plays an important role in the oversight of the Company’s policies with respect to financial risk assessment and risk management. In particular, the Audit Committee reviews and discusses with management any significant risks or exposures, including financial risk exposures, with respect to risk assessment and risk management and assesses any steps taken to monitor and control such risks. In addition, the Audit Committee regularly receives updates from management on our cybersecurity risks and the measures the Company is taking to mitigate such risks. The Compensation Committee is charged with reviewing our compensation policies and procedures to determine if they are likely to have a material adverse impact on the Company, and take such determinations into account in discharging its responsibilities. The Nominating and Corporate Governance Committee is responsible for overseeing risk related to our governance processes. Each of the Board’s Committees reports its findings to the full Board for consideration.

Our Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposures, and our Board and its committees providing oversight in connection with those efforts and attempts to mitigate identified risks.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires executive officers, directors and persons who beneficially own more than 10% of a company’s common stock to file initial reports of ownership (Form 3) and reports of changes in ownership (Forms 4 and 5) with the SEC. Based solely on our review of copies of such reports and on written representations from our executive officers and directors, we believe that our executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements during our fiscal year ended December 31, 2024, with the exception of (i) one Form 4 for Jing Tian filed on December 23, 2024 to report a grant of stock options on May 30, 2023 and the disposition of 73,779 stock options and corresponding acquisition of 18,428 stock options pursuant to the Company’s option exchange program (the “Option Exchange”) on December 10, 2024; (ii) one Form 4 for Anita Change filed on December 16, 2024 to report the acquisition of 250,000 RSUs on November 11, 2024; (iii) one Form 4 for Michael Splinter filed on December 16, 2024 to report the acquisition of 40,279 shares of Common Stock on November 23, 2024; (iv) one Form 4 for Zvi Alon filed on December 23, 2024 to report the disposition of 271,780 stock options and corresponding acquisition of 67,776 stock options pursuant to the Option Exchange on December 10, 2024; (v) one Form 4 for Bill Roeschlein filed on December 23, 2024 to report the disposition of 118,904 stock options and corresponding acquisition of 29,652 stock options pursuant to the Option Exchange on December 10, 2024; and (vi) one Form 4 for James (JD) Dillon filed on December 23, 2024 to report the disposition of 67,945 stock options and corresponding acquisition of 16,944 stock options pursuant to the Option Exchange on December 10, 2024.

Stock Ownership Guidelines

Beginning in fiscal 2024, we adopted stock ownership guidelines intended to align further the interests of our executive officers and non-employee directors with those of our stockholders. The guidelines require covered roles to hold our Common Stock (including Common Stock held in trust, by certain family members or in the Company’s 401(k) plan and stock derived from the vesting of restricted stock units, restricted stock awards and performance stock units or other performance stock awards, but excluding stock underlying options or stock appreciation rights) worth a value expressed as a multiple of their salary. For our CEO, the multiple is five times his annual base salary, for our

CFO, the multiple is three times his annual base salary, for all other executive officers the multiple is two times their annual base salary, and for non-employee directors, the multiple is two times their annual cash retainer.

Each of our executive officers and directors is required to meet these ownership levels by five years after his or her initial designation as an executive officer or director, as applicable, of the Company (or, for those executive officers and directors serving at the time of adoption of these ownership guidelines, within five years after such adoption). Until reaching the required ownership level, our executive officers and directors are required to retain at least 100% of the shares, net of applicable tax withholding and the payment of any exercise or purchase price (if applicable), received pursuant to equity awards granted as compensation from the Company. As of April 1, 2025, all of our current executive officers and directors had timely met the stock ownership requirement or were within the five-year grace period to come into compliance with it.

Clawback Policy

We maintain a clawback policy as required by the rules of Nasdaq. Our clawback policy covers each of our current and former executive officers. The policy provides that, subject to the limited exemptions provided by the Nasdaq rules, if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Compensation Committee must reasonably promptly seek recovery of any cash- or equity-based incentive compensation (including vested and unvested equity) paid or awarded to the executive officer, to the extent that the compensation (i) was based on erroneous financial data and (ii) exceeded what would have been paid to the executive officer under the restatement. Recovery applies to any such excess cash- or equity-based bonus/other incentive compensation received by any covered executive officer, while he/she was an executive officer, on or after October 2, 2023 during the three completed fiscal years immediately preceding the date on which the Company determines an accounting statement is required. For more information, see the full text of our clawback policy, which is filed as Exhibit 97.1 to our Annual Report on Form 10-K.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee is solely responsible for the appointment, evaluation, compensation, retention, and, if appropriate, termination of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report of the Company’s financial statements. The Audit Committee has selected Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Stockholder approval is not required to appoint Deloitte as the independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board believes, however, that submitting the appointment of Deloitte to the stockholders for ratification is a matter of good corporate governance. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in our best interests. The ratification of the appointment of Deloitte as our independent registered public accounting firm requires the affirmative vote of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement as they desire and are expected to be available to respond to appropriate questions from stockholders.

Audit Fees

As described below, on June 28, 2023, the Audit Committee dismissed Marcum LLP (“Marcum”) and engaged Deloitte as the Company’s independent registered public accounting firm. The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2024 and 2023, respectively, by Deloitte:

	2024	2023
Audit Fees(1)	$1,397,625	$1,469,811
Audit-Related Fees(2)	—	—
Tax Fees(3)	114,728	54,756
All Other Fees(4)	1,895	37,257
Total:	$1,514,248	$1,561,824

(1)
Audit Fees consist of fees for professional services provided primarily in connection with the annual audit of our consolidated financial statements, quarterly reviews and statutory audits.
(2)
Audit-Related Fees represent the aggregate fees billed for assurance and other services related to the performance of the audit or review of our consolidated financial statements and that are not reported under paragraph (1) above. These services, if any, would include due diligence related to complex accounting transactions or consultations concerning certain financial accounting and reporting standards.
(3)
Tax Fees represent the aggregate fees billed for international tax compliance, tax advice, and tax planning services.
(4)
All Other Fees represent fees billed for all other services, including an annual license for access to an accounting standards research tool.

Audit Committee Pre-Approval Procedures for Independent Registered Public Accounting Firm

The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee also is directly responsible for evaluating the independent registered public accounting firm, reviewing and evaluating the lead partner of the independent registered public accounting firm and overseeing the work of the independent registered public accounting firm. In addition, and pursuant to its charter and the Company’s Audit Committee Pre-Approval Policy, the Audit Committee annually reviews and pre-approves the audit services to be provided by Deloitte, and also reviews and pre-approves the engagement of Deloitte for the provision of other services during the year, including other audit and audit-related, tax and other permitted non-audit services. For each proposed service, the Company’s management and the independent registered public accounting firm are required to jointly submit to the Audit Committee a detailed list of the specific audit, other audit and audit-related and permitted non-audit services for the Audit Committee to make a determination as to whether the provision of such services would impair the independent registered public accounting firm’s independence, and whether the fees for the services are appropriate.

All of the services performed by Deloitte were pre-approved by the Audit Committee.

Changes in Independent Registered Public Accounting Firm

As previously disclosed in the Current Report on Form 8-K filed with the SEC on June 30, 2023 (the “June 30, 2023 Form 8-K”), following the Business Combination Closing, the Audit Committee engaged Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023 and approved the dismissal of Marcum as the Company’s independent registered public accounting firm on June 28, 2023, effective on the same day. Prior to the Business Combination, Marcum served as ROCG’s independent registered public accounting firm and Frank, Rimerman + Co. LLP served as Legacy Tigo’s independent registered public accounting firm.

The report of Marcum on ROCG’s, the Company’s legal predecessor, balance sheets as of December 31, 2022 and 2021, and statements of operations, changes in stockholders’ (deficit) equity and cash flows for each of the two years in the period ended December 31, 2022, and the related notes, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph regarding substantial doubt about ROCG’s ability to continue as a going concern.

During ROCG’s fiscal years ended December 31, 2022 and 2021, and during the subsequent interim period ended March 31, 2023, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between ROCG and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on ROCG’s financial statements for such year or period.

During ROCG’s fiscal years ended December 31, 2022 and 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the previously disclosed material weaknesses identified in ROCG’s internal control over financial reporting related to ROCG’s accounting for complex financial instruments, review of accrued expenses and review over the cash flow statement, as further described in Item 4 to ROCG’s Form 10-Q filed on May 12, 2023.

The Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated June 30, 2023, is filed as Exhibit 16.1 to the June 30, 2023 Form 8-K

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF Deloitte & Touche LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the Nasdaq Rules. The Audit Committee operates pursuant to a written charter adopted by the Board.

The audit committee provides assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2024 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Submitted by the Audit Committee of the Company’s Board.

Stanley Stern, Chair

Tomer Babai

Joan C. Conley

The foregoing Audit Committee Report shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position(s) of each of our executive officers. For information on Mr. Alon, see “Nominees for Election to the Board of Directors in 2025” under Proposal No. 1 – Election of Directors. The ages of the executive officers of the Company indicated in this section are as of April 4, 2025. Our executive officers are appointed by, and serve at the discretion of, our Board. There are no family relationships among our directors and executive officers. Our executive officers, who are not also directors, as well as certain officers, are listed below.

Name	Age	Position
Zvi Alon	73	Chief Executive Officer and Chairman of the Board of Directors
Bill Roeschlein	55	Chief Financial Officer
Anita Chang	51	Chief Operating Officer
Jing Tian	61	Chief Revenue Officer and Chief Growth Officer
James (JD) Dillon	53	Chief Marketing Officer

Bill Roeschlein has served as our Chief Financial Officer since the Business Combination. Previously, Mr. Roeschlein served as Chief Financial Officer of Legacy Tigo, a position he held since June 2022. Mr. Roeschlein previously served as Chief Financial Officer of Nanosys Inc., from June 2021 to June 2022. Before that, he served as Chief Financial Officer of Perceptron, Inc. from January 2020 to June 2021 and as an acquisition integration advisor from June 2021 to December 2021. Previously, Mr. Roeschlein served in various capacities at Intermolecular, Inc., including VP of Finance and Chief Financial Officer, from August 2015 to December 2019. He brings over 30 years’ experience in the financial space, including more than 10 years as a public company CFO. Mr. Roeschlein holds a B.A. degree from UCLA, an M.B.A. from Cornell University and is a licensed Certified Public Accountant in the State of California.

Anita Chang has served as our Chief Operating Officer since October 2024. Previously, Ms. Chang served as the Senior Vice President of Global Manufacturing Operations of Tigo from May 2023 to October 2023, the Chief Operating Officer of Tigo from July 2020 to May 2023, and the Vice President of Operations & General Manager, China, at Tigo from 2015 to 2020. Ms. Chang was responsible for leading Tigo’s product delivery and fulfillment obligations worldwide. Ms. Chang came to Tigo with more than 17 years of experience in global Sales, Engineering, Quality Assurance, Product Management and Supplier Management roles across the consumer devices, optical storage, touch solutions, and data communication industries. Previously, Ms. Chang held various leadership positions at TE Connectivity, Quanta Storage Inc., and Taiwan Video & Monitor Corp. (part of TPK group).

Jing Tian has served as our Chief Growth Officer since the Business Combination and as our Chief Revenue Officer since January 2025. Previously, she served as the Chief Growth Officer of Legacy Tigo since February 2021. Ms. Tian previously served as General Manager at Ginlong Technologies USA from April 2020 to February 2021 and as Country Manager at Shift Energy LLC from October 2018 to April 2020. Prior to that, Ms. Tian spent over five years at Trina Solar, where she served as Head of Global Marketing from May 2013 to April 2017 and as President, North American Region from April 2017 to September 2018. She has a fifteen-year track record of technical and business success at companies such as Credence, Solfocus, Shift Energy, and Trina Solar. Her past twelve years have been spent in the solar industry, focused on the profitable growth of equipment manufacturers across the PV ecosystem. She launched the TrinaSmart Module with Tigo while at Trina Solar.

James (JD) Dillon has served as our Chief Marketing Officer since the Business Combination. Previously, he served as the Chief Marketing Officer of Legacy Tigo since November 2020. Prior to joining Tigo, Mr. Dillon served as Vice President of Marketing & Pricing at Enphase Energy a supplier of solar microinverters to the PV industry, from July 2017 to October 2020. His experience spans the U.S. Armed Forces, semiconductors, solid-state drives, solar inverters and batteries. His functional leadership has impacted pricing, new product introduction, customer experience, and communications at all levels.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our Common Stock as of March 24, 2025, the Record Date, for:

•
each person known to us to own beneficially 5% or more of our outstanding Common Stock;
•
each of our directors or director nominees;
•
each of our named executive officers; and
•
all of our directors and executive officers as a group.

As of March 24, 2025 there were 61,913,939 shares of our Common Stock outstanding. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them:

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES OF COMMON STOCK	% OF COMMON STOCK
DIRECTORS, DIRECTOR NOMINEES, NAMED EXECUTIVE OFFICERS AND 5% STOCKHOLDERS(1)
Zvi Alon(2)	15,778,001	25.1%
Bill Roeschlein(3)	214,486	*
James (JD) Dillon(4)	158,990	*
Jeff Sullivan(5)	22,158	*
Tomer Babai(6)	150,988	*
Joan C. Conley(7)	224,881	*
Sagit Manor(8)	226,626	*
Michael Splinter(9)	1,614,000	2.6%
Stanley Stern(10)	413,446	*
John Wilson	—	—
All Directors and Executive Officers as a group (12 individuals)	18,963,858	29.6%

Five Percent Holders:
Alon Ventures, LLC(11)	12,689,306	20.5%
Energy Growth Momentum II LP(12)	9,142,947	14.8%
Generation IM Climate Solutions Funds, L.P.(13)	7,711,150	12.5%
Tigo SPV LP(14)	5,208,625	8.4%
L1 Energy Capital Management S.à.r.l(15)	5,305,861	7.9%
Clal Industries Ltd(16)	4,476,425	7.2%

* Less than one percent

(1)
Unless otherwise noted, the business address of each of the following individuals is c/o Tigo Energy, Inc. 655 Campbell Technology Parkway, Suite 150, Campbell, CA 95008.

(2)
Consists of: (i) 389,973 shares of Common Stock, (ii) 923,900 shares of Common Stock underlying stock options, (iii) 12,689,306 shares of Common Stock held by Alon Ventures, LLC, a California limited liability company (“Alon Ventures”), for which Mr. Alon may be deemed to have voting or investment power over such securities, and (iv) 1,774,826 shares of Common Stock held by the Zvi and Ricki Alon Trust U/A/D June 29, 2017, for which Mr. Alon serves as Trustee and exercises investment decisions with respect to such securities.
(3)
Consists of: (i) 45,746 shares of Common Stock and (ii) 168,740 shares of Common Stock underlying stock options.
(4)
Consists of: (i) 22,900 shares of Common Stock and (ii) 136,090 shares of Common Stock underlying stock options.
(5)
Share ownership is as of Mr. Sullivan’s departure date of October 11, 2024.
(6)
Consists of: (i) 16,304 shares of Common Stock, (ii) 101,626 shares of Common Stock underlying restricted stock units (“RSUs”) and (iii) 33,058 shares of Common Stock underlying stock options.
(7)
Consists of: (i) 16,304 shares of Common Stock, (ii) 101,626 shares of Common Stock underlying RSUs and (iii) 106,951 shares of Common Stock underlying stock options.
(8)
Consists of: (i) 125,000 shares of Common Stock and (ii) 101,626 shares of Common Stock underlying RSUs.
(9)
Consists of: (i) 203,992 shares of Common Stock, (ii) 101,626 shares of Common Stock underlying RSUs, (iii) 44,726 shares of Common Stock underlying stock options, (iv) 1,123,656 shares of Common Stock held by the Splinter Roboostoff Rev Trust, for which Mr. Splinter serves as Trustee and exercises investment decisions with respect to such securities, (v) 35,000 shares of Common Stock held by the Amanda Christine Splinter 2012 Irrevocable Trust Dtd 08/10/2012, for which Mr. Splinter serves as Trustee and exercises investment decisions with respect to such securities, (vi) 35,000 shares of Common Stock held by The Archie David Roboostoff 2012 Irrevocable Trust Dtd 08/10/2012, for which Mr. Splinter serves as Trustee and exercises investment decisions with respect to such securities, (vii) 35,000 shares of Common Stock held by The Joshua Michael Splinter 2012 Irrevocable Trust Dtd 08/10/2012, for which Mr. Splinter serves as Trustee and exercises investment decisions with respect to such securities and (viii) 35,000 shares of Common Stock held by The Krista Diane Fenske 2012 Irrevocable Trust Dtd 08/10/2012, for which Mr. Splinter serves as Trustee and exercises investment decisions with respect to such securities.
(10)
Consists of: (i) 185,422 shares of Common Stock, (ii) 101,626 shares of Common Stock underlying RSUs and (iii)126,398 shares of Common Stock underlying RSUs.
(11)
Reflects the shares of Common Stock held by Alon Ventures. Mr. Alon may be deemed to have voting or investment power over the shares owned by Alon Ventures. The principal business address of Alon Ventures is 27673 Lupine Rd Los Altos Hills, CA 94022.
(12)
Consists of: (i) 9,133,224 shares of Common Stock and (ii) 9,723 shares of Common Stock underlying stock options. Energy Growth Momentum GP II Limited (“EGM II GP”) is the general partner of Energy Growth Momentum II LP (“EGM II LP”) and has voting and dispositive power over all of the shares of Common Stock held by EGM II LP. The principal business address of EGM II LP is 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW.
(13)
Based on Schedule 13G/A (Amendment No. 2) filed with the SEC on November 13, 2024. Consists of (i) 7,691,221 shares of Common Stock and (ii) 19,929 shares of Common Stock underlying stock options. The principal business address of Generation IM Climate Solutions Funds, L.P. is PO Box 309, Ugland House, South Church Street, Grand Cayman, KY1-1104.
(14)
Reflects the shares of Common Stock held by Tigo SPV LP (“Tigo SPV”). EGM II GP is the general partner of Tigo SPV and has voting and dispositive power over all of the shares of Common Stock held by Tigo SPV. The principal business address of Tigo SPV is 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW.
(15)
Reflects the number of shares of Common Stock issuable upon conversion of the Convertible Note, assuming the note is converted in full. L1 Energy Capital Management S.à.r.l (“L1 Energy”) may convert the Convertible Note into shares of Common Stock at any time on or prior to January 9, 2026. Each of Neil Toyer and Maxime Nino may be deemed to have beneficial ownership over the shares owned directly by L1 Energy upon conversion of the Convertible Note because Mr. Toyer and Mr. Maxime serve as Directors of L1 Energy and exercise voting and investment power over such securities. The business address for L1 Energy is 1-3 Boulevard de la Foire, L-1528 Luxembourg, Luxembourg.
(16)
Reflects the shares of Common Stock held by Clal Industries Ltd. (“Clal Industries”). Each of Access Industries Holdings LLC (“AIH”), Access Industries, LLC (“Access LLC”), Access Industries Management, LLC (“AIM”), Clal Industries and Mr. Len Blavatnik may be deemed to share voting and investment power over shares owned directly by Clal Industries because (i) Mr. Blavatnik controls AIM, AIH, Access LLC and AI International GP Limited, the general partner of AI SMS (as defined below), (ii) AIM controls Access LLC and AIH, (iii) Access LLC controls a majority of the outstanding voting interests in AIH, (iv) AIH owns a majority of the equity of AI SMS L.P. (“AI SMS”), (v) AI SMS controls AI Diversified Holdings Ltd. (“Holdings Limited”), (vi) Holdings Limited owns AI Diversified Parent S.à r.l., which owns AI Diversified Holdings S.à r.l., which owns Access AI Ltd (“Access AI”), (vii) Access AI wholly owns Clal Industries. The address of Clal Industries is the Triangular Tower, 3 Azrieli Center, Tel Aviv 67023, Israel and the address of AIH, Access LLC, AIM and Mr. Blavatnik is c/o Access Industries Inc., 40 West 57th Street, New York, New York 10019, United States.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for the executive officers of the Company who were “named executive officers,” or NEOs, for fiscal 2024. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the existing and currently planned programs summarized or referred to in this discussion.

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which, in general, require compensation disclosure for our principal executive officer, our two other most highly compensated executive officers and up to two additional individuals who would have been our most highly compensated executive officers but for the fact that such individual was not serving as an executive officer as of December 31, 2024, referred to herein as our NEOs.

Introduction

The primary objectives of our executive compensation programs are to attract, motivate and retain high quality leadership to effectively manage and lead our Company. Our programs are designed to incentivize our executive officers to achieve performance goals over the short-term and long-term and to also align the interests of our executive officers with those of our stockholders. Our NEOs for the fiscal year ended December 31, 2024, were:

•
Zvi Alon, our Chairman and Chief Executive Officer;
•
Bill Roeschlein, our Chief Financial Officer
•
James (JD) Dillon, our Chief Marketing Officer; and
•
Jeffrey Sullivan, our former Chief Operating Officer.

Summary Compensation Table

The following table presents compensation awarded to, earned by and paid to the NEOs for the fiscal years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Zvi Alon,	2024	500,000	—	694,966	909,238	—	21,236	2,125,440
Chairman and CEO	2023	455,833	225,000	2,000,000	3,125,470	—	1,236	5,807,539
Bill Roeschlein,	2024	379,139	—	369,406	469,764	—	17,032	1,235,340
Chief Financial Officer	2023	354,861	125,000	875,001	1,367,396	—	552	2,722,810
James (JD) Dillon	2024	257,024	—	154,229	193,190	—	10,833	615,277
Chief Marketing Officer	2023	250,571	100,000	499,997	781,368	—	547	1,632,483
Jeff Sullivan,	2024	261,614	—	176,311	225,000	—	70,438	733,363
Former Chief Operating Officer	2023	200,682	—	650,003	2,020,046	—	322	2,871,053

(1)
The amounts in this column represent the named executive officer’s base salary earned during the fiscal year covered. For fiscal year 2024, Mr. Alon’s base salary was $500,000. Mr. Roeschlein’s base salary was increased from $364,000 to $400,000 in July 2024. Mr. Dillon’s base salary was $257,024 for fiscal year 2024. Mr. Sullivan’s base salary for fiscal year 2024 was $325,000. The amount shown in this column reflects a prorated salary based on the time Mr. Sullivan served as Chief Operating Officer through October 11, 2024.
(2)
Represents the aggregate grant date fair value of RSUs calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, of the applicable equity awards granted to the named executive officers in 2024. For a summary of the assumptions made in the valuation of the awards, please see Note 12 to the consolidated financial statements in our Annual Report on Form 10-K for Fiscal 2024. $1.33, $1.37, and $1.60, represent the grant date fair values on March 4, 2024, March 6, 2024 and September 16, 2024, respectively, of the RSUs awarded to Mr. Alon in fiscal 2024. $1.33 and $1.60 represent the grant date fair values on March 4, 2024 and September 16, 2024, respectively, of the RSUs awarded to Mr. Roeschlein, Mr. Dillon and Mr. Sullivan in fiscal 2024. The grant date fair values of RSUs are calculated in accordance with the accounting standards for share-based compensation using Tigo’s closing stock price on the date of grant. Each RSU represents the right to receive one share of Common Stock upon vesting. During fiscal 2024, PSUs were awarded to each of Messrs. Alon, Roeschlein, Dillon and Sullivan, that were eligible to vest based on our revenue and adjusted EBITDA performance goals. For accounting purposes, the grant date fair value is based on the probable outcome (determined as of the grant date) of the performance-based condition applicable to the grant. As of the grant date, the Company did not believe it was probable that the performance criteria associated with the PSUs would be achieved, therefore there is no value associated with the PSUs included within the “Stock Awards” column above. Assuming the maximum level of revenue and adjusted EBITDA performance achievement for the PSUs, which is 200% of target, the aggregate values of PSUs for our named executive officers granted in 2024 are $1,066,656, $568,883, $228,467, and $288,886 for each Messrs. Alon, Roeschlein, Dillon and Sullivan, respectively.
(3)
Amounts shown in this column represent the grant date fair value, calculated in accordance with the FASB ASC Topic 718, of stock options granted to the named executive officers in 2024. For a summary of the assumptions made in the valuation of the awards, please see Note 12 to the consolidated financial statements in our Annual Report on Form 10-K for Fiscal 2024.
(4)
The amounts reported in the “All Other Compensation” column reflect 401-K contribution match payments, life insurance and health insurance premium payments made by us, which is standard for all our employees. For Mr. Sullivan, the amount reported for fiscal 2024 also includes a $70,001 severance payment.

Narrative Disclosure to Summary Compensation Table

The following describes the material elements of our compensation program for fiscal 2024 as applicable to the NEOs and reflected in the Summary Compensation Table above.

Cash Compensation

Base Salary

Base salaries are generally set at levels deemed necessary to attract and retain our executives. We provide each NEO with a base salary commensurate with the services that the executive officer performs for us. This compensation component constitutes a stable element of compensation while other compensation elements may be variable. Base salaries are generally reviewed annually and may be adjusted based on any number of factors at the discretion of the Compensation Committee, including the individual performance of the NEO, Company performance, any change in the executive’s position within our business, the scope of their responsibilities and market data.

For fiscal year 2024, Mr. Alon’s annual base salary was $500,000.

For fiscal year 2024, Mr. Roeschlein’s salary was increased from $364,000 to $400,000 in July 2024.

For fiscal year 2024, Mr. Dillon’s salary was $257,000.

For fiscal year 2024, Mr. Sullivan’s base salary was $325,000. Mr. Sullivan’s salary for fiscal year 2024 reflects the salary paid to him through the termination of his employment with the Company in October 2024.

The actual base salaries paid to the NEOs during 2024, as applicable, are set forth in the Summary Compensation Table above.

Discretionary and Other Bonuses

Discretionary bonuses are determined on a discretionary basis and are generally based on individual and Company performance. There were no discretionary bonuses paid to the NEOs during fiscal 2024.

Fiscal 2024 Annual Incentive Bonus

In addition to base salaries, the NEOs may receive discretionary annual bonuses, guaranteed and/or retention bonuses in the discretion of the Compensation Committee. For Fiscal 2024, there were no annual incentive bonuses awarded to the NEOs.

Fiscal 2025 Annual Incentive Bonus

On February 18, 2025, the Compensation Committee approved an annual Executive Short Term Incentive Plan (the “STI Plan”) for the Company’s key executives, including its named executive officers.

Under the STI Plan, participants will be eligible to earn a cash bonus in an amount based upon a targeted percentage of the participant’s base salary. A participant’s cash bonus will be earned based upon the achievement of either or both of two specified Company performance objectives for the applicable fiscal year: (i) revenue (37.5% weighting), and (ii) Adjusted EBITDA (defined as operating income adjusted for depreciation, amortization, non-cash stock-based compensation expenses and M&A transaction expenses) (37.5% weighting). The balance of the cash bonus will be earned based on achievement of individual performance objectives established by the Committee for the Chief Executive Officer (the “CEO”) and by the CEO for other participants (25% weighting), factoring in the level of achievement of the revenue target and Adjusted EBITDA target.

For revenue and Adjusted EBITDA, a participant will be eligible to earn 75% of the target bonus if the Company achieves a pre-determined threshold, 100% for achieving target and a maximum of 150% for achievement above that level. The achievement of individual performance objectives will be determined on a scale of zero to 100%. The revenue and Adjusted EBITDA amounts must be at least 75% of their respective targeted amounts for any cash bonus payouts to be made.

Bonus eligibility, the extent to which financial targets have been achieved, each participant’s individual level of performance, and actual cash amounts to be paid will be determined by the Committee after the completion of the applicable fiscal year. The aggregate amount of any bonuses under the STI Plan may not exceed the amount of positive Adjusted EBITDA reported for such year, unless otherwise determined by the Committee or the Board in their discretion.

Equity Awards

Our NEOs are eligible for long-term equity incentive awards under the 2023 Equity Incentive Plan (the “2023 Incentive Plan”). The Compensation Committee believes that granting equity awards to our NEOs enhances performance consistent with our corporate strategic values, focuses them on long-term performance results, and strengthens the link between executive pay and our stockholders by creating a shared interest in the Company’s growth. Awards under the 2023 Incentive Plan may be in the form of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units (“RSUs”), performance stock units (“PSUs”) and other stock-based awards and cash-based awards. Awards vest over time under the conditions set forth in the applicable award agreement.

The Company did not attain the level of specified results for either revenue or Adjusted EBITDA for fiscal 2023 under the Fiscal 2023 Executive Short Term Incentive Plan such that there were no amounts payable thereunder. The Compensation Committee recognized that the Company faced unanticipated industry headwinds impacting the Company’s financial results during the second half of fiscal 2023 and determined to provide for incentive compensation in the form of equity awards to the Company’s executive officers, including its NEOs, in recognition of their contributions and considering the Company’s level of achievement of revenue and Adjusted EBITDA during the first half of fiscal 2023. On March 4, 2024, the Company granted fully vested RSUs to the Company’s NEOs in the amount of 117,000 shares to Mr. Alon, 63,883 shares to Mr. Roeschlein, 30,072 shares to Mr. Dillion and 23,961 shares to Mr. Sullivan. The amounts shown in the Stock Awards column of the Summary Compensation Table above reflect these grants.

On September 16, 2024, the Compensation Committee granted 333,330, 177,776, 71,396 and 90,277 RSUs to Mr. Alon, Mr. Roeschlein, Mr. Dillion and Mr. Sullivan, respectively, that vest one-third on each of the first three anniversaries on the grant date. The amounts shown in the Stock Awards column of the Summary Compensation Table above reflect these grants.

On September 16, 2024, the Compensation Committee also granted 519,230, 276,923, 111,213 and 140,625 stock options to Mr. Alon, Mr. Roeschlein, Mr. Dillon and Mr. Sullivan, respectively, that vest as to one forty-eighth (1/48th) of the shares subject to the option each month after September 16, 2024, on the same day of the month. The exercise price of the options is $1.60 per share. The amounts shown in the Option Awards column of the Summary Compensation Table above reflect these grants.

On September 16, 2024, the Compensation Committee also granted up to 666,660, 355,552, 142,792 and 180,554 PSUs (assuming the maximum level of performance) to Mr. Alon, Mr. Roeschlein, Mr. Dillon and Mr. Sullivan, respectively. The PSUs vest over a three year period, and one-third of the PSUs are eligible to vest each calendar year based on the achievement of performance goals for each of the calendar year periods ended December 31, 2025, 2026 and 2027 (each a “Performance Period”). A portion of the PSUs will vest following the Performance Period as to that percentage of the PSUs set forth below, with linear interpolation between 50% and 200%, based upon achievement of the applicable Revenue performance goal and Adjusted EBITDA performance goal for such Performance Period. Fifty percent (50%) of the PSUs eligible to vest for each Performance Period shall be subject to a Revenue performance goal and fifty percent (50%) of the PSUs eligible to vest for each Performance Period shall be subject to an Adjusted EBITDA performance goal. For this purpose, “Adjusted EBITDA” means, for any calendar year, the Company’s earnings (loss) before interest and other expenses, net, income tax expense (benefit), depreciation and amortization expenses, as determined in accordance with normal business practices, as adjusted to exclude stock-based compensation, merger transaction related expenses adjusted and any other non-recurring items as deemed appropriate by the Committee or the Board. For the first Performance Period, Adjusted EBITDA excludes inventory impairment charges from the calculation. As of the grant date, the Company did not believe it was probable that the performance criteria associated with the PSUs would be achieved, therefore there is no value associated with the PSUs included within the Stock Awards column of the Summary Compensation Table above.

Stock Option Exchange Program

In November 2024, the Company made an offer (the “Offer”) to eligible employees and directors to exchange certain outstanding options to purchase shares of Common Stock for new options to purchase a lesser number of shares of Common Stock (the “Replacement Options”). The Offer expired on December 10, 2024 at 11:59 P.M. Eastern Time. A total of 21 employees and directors elected to participate in the Offer. Pursuant to the terms and conditions of the Offer, the Company accepted for exchange eligible options to purchase an aggregate of 725,028 shares of Common Stock, representing approximately 96.6% of the total shares of Common Stock underlying such eligible options. All surrendered options were cancelled effective as of the expiration of the Offer. Effective promptly following the expiration of the Offer, the Company granted Replacement Options to purchase an aggregate of 181,107 shares of Common Stock under the Equity Incentive Plan.

Mr. Alon, Mr. Roeschlein and Mr. Dillon tendered eligible stock options in respect of 271,780, 118,094 and 67,945 shares of Common Stock, respectively, each with an exercise price of $11.50 per share, in exchange for new stock options in respect of 67,776, 29,652 and 16,944, shares of Common Stock, respectively, each with an exercise price of $0.90 per share. The was no incremental fair value recorded upon issuance of the new stock options, which was computed in accordance with FASB ASC Topic 718 on the grant date of the new stock options, therefore there is no value associated with the new stock options included within the Option Awards column of the Summary Compensation Table above.

For additional information, see the Outstanding Equity Awards at Fiscal Year-End Table.

Employee Benefits and Perquisites

We provide health, dental, vision, life and disability insurance benefits to our named executive officers, on the same terms and conditions as provided to our other senior executives. We generally do not provide perquisites to our NEOs.

Equity Grant Procedures

The Company’s Compensation Committee approves equity awards for our NEOs on or before the date of grant, and it is the Compensation Committee’s general practice to approve annual equity awards in August of each year. On occasion, equity awards may be granted outside of our annual grant cycle for new hires, promotions, retention, or other purposes. Generally, the date of grant for equity awarded to our NEOs is during an open quarterly window period under the Company’s insider trading policy or when the Company otherwise has no material non-public information. The Company does not permit the timed disclosure of material non-public information for the purpose of affecting the value of executive compensation.

Health and Retirement Benefits

We provide medical, dental, vision, life insurance and disability benefits to all eligible employees. Our named executive officers are eligible to participate in these benefits on the same basis as all other employees. We maintain a 401(k) savings plan that allows participants, including our named executive officers, to defer cash compensation up to the maximum deferral under applicable IRS guidelines. Eligible employees begin to participate in benefits on their first day of employment and are fully vested in their salary deferrals. Effective January 1, 2024, we began making discretionary matching contributions to participants under our 401(k) plan. We match 100% of eligible contributions up to the first 3% of eligible compensation, and then 50% on the next 2% of eligible compensation with the total matching contribution for any participant to not exceed $23,000. Match contributions vest immediately. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. Details regarding these benefits specific to each NEO can be found in the footnotes to the “All Other Compensation” column within the “Summary Compensation Table” above.

Employment Agreements

We entered into employment agreements (the “Executive Employment Agreements”) with each of Zvi Alon, our Chief Executive Officer, and Bill Roeschlein, our Chief Financial Officer, that govern certain terms and conditions of such executive officers’ employment with us. The Executive Employment Agreements provide for base salary, eligibility to receive an annual bonus, as well as customary confidentiality, assignment of intellectual property provisions, and certain restrictive covenants, including post-employment non-solicitation provisions.

In addition, under their Executive Employment Agreements, upon a termination of Mr. Alon’s or Mr. Roeschlein’s employment without “cause,” or due to their resignation for “good reason” in connection with a “change in control” (each such term as defined in the applicable employment agreement), subject to the executive’s timely execution and non-revocation of a general release of claims, Mr. Alon and Mr. Roeschlein will be eligible to receive (i) 24 and 18 months of continued payment of base salary, respectively, for Mr. Alon and Mr. Roeschlein, (ii) the annual bonus for the year prior to termination, if not paid, (iii) the annual bonus at target level for the year of termination and (3) company-subsidized healthcare continuation coverage for up to 24 and 18 months following termination, respectively, for Mr. Alon and Mr. Roeschlein.

On February 19, 2025, we entered into amended and restated employment agreements with each of Zvi Alon, our Chief Executive Officer (the “Alon Employment Agreement”), and Bill Roeschlein, our Chief Financial Officer (the “Roeschlein Employment Agreement” and, together with the Alon Employment Agreement, the “A&R Executive Employment Agreements”), effective as of such date, in order to, among other things, to (i) clarify that the target annual bonus for each officer shall equal a percentage of such officer’s base salary as set forth in the applicable employment agreement, with the actual bonus amounts to be determined based on the achievement of performance objective set by the Compensation Committee or the Board, (ii) provide that in the event of a termination without “cause” or resignation for “good reason” in connection with a “change in control” (each such term as defined in the applicable employment agreement) that each officer shall be eligible to receive (a) 24 and 18 months of continued payment of base salary, respectively, for Mr. Alon and Mr. Roeschlein, (b) the annual bonus for the year prior to termination, if not paid, (c) an amount equal to the greater of the percentage of such officer’s target annual base salary set forth in the A&R Executive Employment Agreement (which is equal to 100% and 75% of the base salary of Mr. Alon and Mr. Roeschlein, respectively) and their actual annual bonus amount, as determined based on the performance determined by the Board for the performance year during which such termination occurs, and (d) company-subsidized healthcare continuation coverage for up to 24 and 18 months following termination, respectively, for Mr. Alon and Mr. Roeschlein, and (iii) make certain other administrative changes.

The A&R Executive Employment Agreements provide for base salary, eligibility to receive an annual bonus, as well as customary confidentiality, assignment of intellectual property provisions, and certain restrictive covenants, including post-employment non-solicitation provisions.

Under their A&R Executive Employment Agreements, upon a termination of Mr. Alon’s or Mr. Roeschlein’s employment without “cause,” or due to their resignation for “good reason” (each such term as defined in the applicable employment agreement) outside of the context of a “change in control,” subject to the executive’s timely execution and non-revocation of a general release of claims, Mr. Alon and Mr. Roeschlein will be eligible to receive (i) 18 and 12 months of continued payment of base salary, respectively, for Mr. Alon and Mr. Roeschlein, (ii) the annual bonus for the year prior to termination, if not paid, (iii) an amount equal to the officer’s pro-rated target annual bonus based on the number of days employed during the performance year prior to termination; and (iv) company-subsidized healthcare continuation coverage for up to 18 and 12 months following termination, respectively, for Mr. Alon and Mr. Roeschlein.

We entered into an offer of employment with Mr. Dillon that provides for base salary, as well as customary confidentiality and assignment of intellectual property provisions.

We also entered into an offer of employment with Mr. Sullivan that provides for base salary, eligibility to receive an annual bonus, as well as customary confidentiality and assignment of intellectual property provisions.

Separation Agreement with Jeffrey Sullivan

On September 24, 2024, we informed Mr. Sullivan that his employment would end with us on October 11, 2024. In connection with Mr. Sullivan’s termination of employment, he entered into a separation agreement and release (the “Separation Agreement”) that provided for a lump sum payment of $70,001. In addition, the Company agreed that, if eligible and if Mr. Sullivan made an election to continue his healthcare benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), that the Company would pay the cost of COBRA premiums for a period of two months. Mr. Sullivan did not make an election to receive COBRA coverage. The Separation Agreement also contains a general release of claims by Mr. Sullivan. The actual amount paid to Mr. Sullivan during 2024 is set forth in the Summary Compensation Table above.

Pursuant to the terms of the 2023 Incentive Plan and the applicable award agreement, the unvested portion of Mr. Sullivan’s equity awards were automatically forfeited, terminated and cancelled effective as of October 11, 2024 when Mr. Sullivan ceased to be an employee of the Company.

Outstanding Equity Awards at December 31, 2024 Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2024.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(3)
Zvi Alon	5/13/2015	101,978	(1)	—		0.60	5/12/2025	—		—	—		—
	6/20/2016	136,942	(1)	—		0.56	6/19/2026	—		—	—		—
	8/17/2017	82,165	(1)	—		0.56	8/16/2027	—		—	—		—
	9/20/2018	90,382	(1)	—		0.64	9/19/2028	—		—	—		—
	9/12/2019	99,420	(1)	—		0.64	9/11/2029	—		—	—		—
	2/25/2021	137,094	(1)	2,916	(2)(4)	0.75	2/24/2026	—		—	—		—
	6/23/2022	79,673	(1)	43,690	(2)(5)	2.57	6/22/2032	—		—	—		—
	8/11/2023	—		—		—		115,942	(6)	114,203	—		—
	9/16/2024	32,452		486,778	(7)	1.60	9/15/2034	—		—	—		—
	9/16/2024	—		—		—		333,330	(6)	328,330	—		—
	9/16/2024	—		—		—		—		—	166,665	(8)	164,165
	12/10/2024	24,003		43,773	(9)	0.90	8/10/2033	—		—	—		—
Bill Roeschlein	6/27/2022	60,286	(1)	33,054	(2)(5)	2.57	6/26/2032	—		—	—		—
	8/11/2023	—		—		—		50,724	(6)	49,963	—		—
	9/16/2024	17,308		259,615	(7)	1.60	9/15/2034	—		—	—		—
	9/16/2024	—		—		—	8/10/2033	—		—	88,888	(8)	87,555
	9/16/2024	—		—		—		177,776	(6)	175,109	—		—
	12/10/2024	10,502		19,150	(9)	0.90		—		—	—		—
James (JD) Dillon	2/25/2021	93,340	(1)	—		0.69	2/24/2031	—		—	—		—
	6/23/2022	6,030	(1)	3,304	(2)(5)	2.57	6/22/2032	—		—	—		—
	8/11/2023	—		—		—		28,985	(6)	28,550	—		—
	9/16/2024	6,951		104,262	(7)	1.60	9/15/2034	—		—	—		—
	9/16/2024	—		—		—		71,396	(6)	70,325	—		—
	9/16/2024	—		—		—		—		—	35,698	(8)	35,163
	12/10/2024	6,001		10,943	(9)	0.90	8/10/2033	—		—	—		—
Jeffrey Sullivan(10)	5/30/2023	33,060	(11)	—		10.65	1/11/2025	—		—	—		—
	8/11/2023	25,762	(12)	—		11.50	1/11/2025	—		—	—		—

(1)
Reflects options that were granted under Legacy Tigo’s 2008 Stock Plan and 2018 Plan (collectively, the “Legacy Plans”), as applicable, that are immediately exercisable subject to a repurchase right in favor the company, which lapses at the time of vesting, therefore, this amount reflects the number of options held by our named executive officers that were exercisable and vested as of December 31, 2024.
(2)
Reflects options that were granted under the Legacy Plans, as applicable, that are immediately exercisable subject to a repurchase right in favor the company, which lapses at the time of vesting, therefore, this amount reflects the number of options held by our NEOs that were exercisable and unvested as of December 31, 2024.
(3)
Based on the closing market price of the Company’s Common Stock on December 31, 2024 (the last trading day before the end of fiscal 2024) of $0.99.
(4)
Reflects options that were granted pursuant to the Legacy Plans. Such options vest in equal monthly increments through February 2025, subject to continued service through each such vesting date.
(5)
Reflects options that were granted pursuant to the Legacy Plans. Such options vest in equal monthly increments through June 2026, subject to continued service through each such vesting date.
(6)
Reflects RSUs that were granted pursuant to the 2023 Incentive Plan. One-Third (1/3) of the RSUs shall vest, and an equal number of shares of Common Stock will be deliverable to the NEO, on each of the first three anniversaries of the grant date, subject to continued service through each such vesting date.
(7)
Reflects options that were granted pursuant to the 2023 Incentive Plan. Such options vest in equal monthly increments through September 2028, subject to continued service through each such vesting date.
(8)
Reflects PSUs that were granted pursuant to the 2023 Incentive Plan. The PSUs will vest at the end of each performance period, with the first performance period beginning on January 1, 2025 and ending on December 31, 2025, the second performance period beginning on January 1, 2026 and ending on December 31, 2026 and the third performance period beginning on January 1, 2027 and ending on December 31, 2027. The number of PSUs that are eligible to vest at the end of each performance period will be determined based on the Company meeting annual revenue and adjusted EBITDA performance goals which were all established at the time of grant. The amount reflected in the table above assumes the minimum level of revenue and adjusted EBITDA performance achievement for each of the three performance periods, which is 50% of target.
(9)
On November 12, 2024, the Company commenced an offer to certain eligible employees and directors the opportunity to exchange certain outstanding options to purchase shares of common stock, for new options (“Replacement Options”) to purchase a number of shares of our common stock (the “Option Exchange”). This reflects the options that were granted under the Option Exchange at the expiration date on December 10, 2024. All surrendered options were cancelled effective as of the expiration of the Option Exchange.
(10)
This table does not include awards that Mr. Sullivan forfeited upon his departure and which were no longer outstanding as of December 31, 2024.
(11)
Reflects options that were granted pursuant to the 2023 Incentive Plan. 25% of the options vest on May 30, 2024, and 1/48 of the total number of options vest monthly thereafter through May 2027, subject to continued service through each such vesting date. As Mr. Sullivan’s service with the Company terminated on October 11, 2024, no such options subject to this award vested following such termination date, however, the amount reflected above is the amount that remained outstanding and exercisable as of December 31, 2024.
(12)
Reflects options that were granted pursuant to the 2023 Incentive Plan. 25% of the options vest on August 11, 2024, and 1/48 of the total number of options vest monthly thereafter through August 2027, subject to continued service through the vesting date. As Mr. Sullivan’s service with the Company terminated on October 11, 2024, no such options subject to this award vested following such termination date, however, the amount reflected above is the amount that remained outstanding and exercisable as of December 31, 2024.

Director Compensation

Our Independent Director Compensation Program, approved by the Board in June 2023, effective as of the Business Combination Closing, provides for the following compensation:

•
Board service cash retainer: $60,000 per year, paid semi-annually;
•
Committee chair cash retainers: $20,000, $15,000 and $10,000 for the Chairpersons of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, respectively;
•
Non-employee chair cash retainer: $20,000;
•
Lead independent director cash retainer: $20,000;
•
Annual equity grant: RSUs with an award value of $125,000; RSUs vest in full immediately prior to the annual meeting of stockholders following the grant of such annual award; and
•
Initial equity grant: RSUs with an award value equal to $187,500; RSUs vest in full on the first anniversary of the date the initial award is granted.

The Compensation Committee recommends to the Board the annual compensation to be paid to the directors of our Board and may, in its discretion, revise or replace the compensation program described above. The Company reimburses each director for any reasonable expenses incurred by such director in connection with the performance of such director’s services to the Company.

The following table sets forth the total compensation paid to each of our non-employee directors for their service on the Board during fiscal 2024. This table does not include compensation to Mr. Alon as he did not receive any compensation in his capacity as a director.

Name(1)	Fee Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Tomer Babai	60,000	125,000	185,000
Joan C. Conley	70,000	125,000	195,000
Sagit Manor	60,000	312,500	372,500
Michael Splinter(3)	—	229,005	229,005
Stanley Stern	80,000	125,000	205,000
John Wilson(4)	—	—	—

(1)
Represents all non-employee directors who served on our Board during fiscal 2024.
(2)
The amounts reported here do not reflect the actual economic value realized by each director. In accordance with SEC rules, these amounts represent the grant date fair value of RSUs calculated in accordance with ASC Topic 718. For additional information, see Note 12 “Stock-Based Compensation” to the notes to our audited consolidated financial statements in our Annual Report on Form 10-K for fiscal 2024. Each RSU represents the right to receive one share of Common Stock upon vesting.
(3)
Mr. Splinter elected to receive all of his cash retainer in the form of Common Stock. Pursuant to the Independent Director Compensation Program, the number of shares shall be determined based on the closing trading price of our Common Stock on the trading day immediately preceding the date of this Annual Meeting.
(4)
Mr. Wilson declined the grant of RSUs that he otherwise would have been entitled to receive pursuant to the Independent Director Compensation Program.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2024:

Name	Stock Awards(1) #	Option Awards(2) #
Tomer Babai	101,626	32,669
Joan C. Conley	101,626	102,674
Sagit Manor	101,626	—
Michael Splinter	101,626	44,337
Stanley Stern	101,626	126,009
John Wilson	—	—

(1)
Represents the number of RSUs unvested as of December 31, 2024. The RSUs were granted to each non-employee director on May 21, 2024, the date following our 2024 annual meeting of stockholders, who were then serving as non-employee directors. The RSUs vest in full immediately prior to the date of this Annual Meeting, subject to the director’s continued service through such vesting date.
(2)
This column reflects the number of options held by our non-employee directors as of December 31, 2024.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions Policy

Upon consummation of the Business Combination, the Company adopted a written related person transaction policy that set forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.

A “Related Person” means:

•
any person who is, or at any time during the applicable period was, one of the Company’s executive officers or a member of the Board of the Company;
•
any person who is known by the Company to be the beneficial owner of more than 5% of its voting stock;
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than 5% of the Company’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting stock; and
•
any firm, corporation or other entity in which any of the foregoing persons are a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Company also has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and provides appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time.

All of the transactions described in this section began prior to the adoption of the Related Person Transaction Policy. A more complete description of the Business Combination, the transactions described below, and the capitalized terms used below can be found in our registration statement on Form S-1 as filed with the SEC on July 25, 2023.

Certain Relationships and Related Person Transactions – Company

The following is a description of each related person transaction in which Legacy Tigo, or the Company, is or has been a participant since January 1, 2023. References to “we”, “us”, “our”, “Legacy Tigo”, “Tigo”, and the “Company” in this section titled “—Certain Relationships and Related Person Transactions – Company” refer to Legacy Tigo or the Company.

Registration Rights Agreement

Pursuant to the Merger Agreement, at the Business Combination Closing, ROCG, Sponsors and certain stockholders of Legacy Tigo entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock and other equity securities that are held by the parties thereto. There are no monetary or other additional penalties under the Registration Rights Agreement resulting from delays in registering the Common Stock.

Compensation Paid to Related Parties

Amarelle Mead, our Director of Legal and Corporate Secretary, and Eyal Alon, a Senior Software Engineer at the Company, are the daughter and son, respectively, of Zvi Alon, our Chief Executive Officer and a member of our board of directors. Ms. Mead and Mr. Alon each began their employment with Legacy Tigo in February of 2021. The aggregate compensation paid to them was $371,918 and $336,099 for the years ended December 31, 2024 and 2023, respectively.

Archie Roboostoff, Vice President of Software at the Company, is the step-son of Michael Splinter, a member of our board of directors. Mr. Roboostoff began his employment with Legacy Tigo in February of 2021. Mr. Roboostoff received compensation of $288,717 and $348,687 for the years ended December 31, 2024 and 2023, respectively.

Certain Relationships and Related Person Transactions – ROCG

As described elsewhere in this Proxy Statement, ROCG was a special purpose acquisition company called Roth CH Acquisition IV Co. prior to the closing of the Business Combination on May 23, 2023. The following is a description of each related person transaction in which ROCG was a participant since January 1, 2023 through the Business Combination Closing. References to “we”, “us”, “our”, and the “Company” in this section titled “—Certain Relationships and Related Person Transactions – ROCG” refer to ROCG.

Working Capital Loans

If needed to finance transaction costs in connection with searching for a target business or consummating an intended initial business combination, our initial stockholders, officers, directors or their affiliates were, but were not obligated to, loan us funds as may be required. Had the Business Combination not closed, we could have used a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our Trust Account could have been used for such repayment. On February 14, 2023, ROCG, issued an unsecured promissory note in the aggregate principal amount of $200,000 to CR Financial Holdings, Inc., payable upon the Business Combination Closing. The note was repaid on May 23, 2023.

Business Combination Marketing Agreement

ROCG engaged Roth and Craig-Hallum as advisors in connection with the Business Combination. ROCG originally agreed to pay Roth and Craig-Hallum a fee for such services upon the consummation of its initial business combination in an amount equal to, in the aggregate, 4.5% of the gross proceeds of its initial public offering, including any proceeds from the full or partial exercise of the over- allotment option, or $5,175,000 (the “BCMA Fee”). Concurrently with the execution of the Merger Agreement, Legacy Tigo, ROCG, Roth and Craig-Hallum entered into the BCMA Termination Agreement, pursuant to which, at the Business Combination Closing, the BCMA Fee will not be paid. Instead, Roth received 100,000 shares of Common Stock plus a number of shares of Common Stock equal to the product of (x) the quotient of Equity Raised divided by $50.0 million, multiplied by (y) 200,000. “Equity Raised” is defined as the gross proceeds available to the Company immediately after the Business Combination Closing, consisting of the amount remaining in the Trust Account after giving effect to redemptions. On February 23, 2023, we and Legacy Tigo entered into an amendment to the BCMA Termination Agreement confirming that the amount raised by Legacy Tigo pursuant to the Convertible Note would not be counted as “Equity Raised” under the BCMA Termination Agreement.

Roth and Craig-Hallum agreed to enter into the BCMA Termination Agreement and forgo the BCMA Fee due to the increased likelihood for large redemptions in the general SPAC market compared to the time of the IPO when the parties entered into the BCMA, and to prevent burdening the Company with further transaction expenses. Craig-Hallum agreed to forgo its fee under the BCMA in its entirety due to its lack of involvement in introducing Legacy Tigo as a potential business combination target. However, Craig-Hallum continued to offer services as an advisor to ROCG in connection with the Business Combination. Following the execution of the BCMA Termination Agreement, the only fees payable for any services provided as advisors was the issuance of up to 300,000 shares of ROCG common stock to Roth as described above. In connection with the closing of the Business Combination, Roth received 118,021 shares of Common Stock pursuant to the BCMA Termination Agreement.

Sponsors, Directors, and Officers

Immediately following the Business Combination Closing, the Sponsors had an aggregate of approximately $18.7 million at risk depending on the completion of the Business Combination, including (i) the receipt of an aggregate $2.3 million in exchange for the Founder Shares and Private Placement Units sold to Legacy Tigo pursuant to the Sale and Purchase Agreement and (ii) holding an aggregate of up to 1,530,000 shares of Common Stock with aggregate market value of approximately $16.0 million as of March 31, 2023 and 37,500 Private Placement Units with aggregate market value of approximately $0.4 million as of March 31, 2023.

Below is a discussion of the various roles each of our Sponsors hold with us and our affiliates as well as their personal interests in the Business Combination.

CR Financial Holdings, Inc.

CR Financial Holdings, Inc. is majority owned by Byron Roth, the Chairman of the Board and Co-Chief Executive Officer of ROCG, and Gordon Roth, ROCG’s Chief Financial Officer. CR Financial Holdings, Inc. was additionally a sponsor of Roth CH Acquisition I Co., Roth CH Acquisition II Co., Roth CH Acquisition III Co., and Roth CH Acquisition V Co.

In connection with the Business Combination Closing, CR Financial Holdings, Inc. sold 375,950 Founder Shares and 96,902 Private Placement Units to Legacy Tigo for $525,645.94 pursuant to the Sale and Purchase Agreement and at the Business Combination Closing held 289,676 shares of Common Stock and warrants to purchase 4,285 shares of Common Stock. This Sponsor, along with CHLM Sponsor LLC, is additionally responsible for payments to be made to certain of ROCG’s stockholders pursuant to non-redemption agreements entered into between such stockholders and ROCG in connection with the Extension.

Roth Capital Partners, LLC

Roth provided services to ROCG as an advisor under the BCMA alongside Craig-Hallum, for which we agreed to pay an amount equal to, in the aggregate, 4.5% of the gross proceeds of the IPO, or $5,175,000 to be split evenly with Craig-Hallum. In connection with the entry into the Merger Agreement, we entered into a letter agreement with Roth and Craig-Hallum terminating the BCMA whereby such fee will not be paid, and Roth will receive up to 300,000 shares of ROCG common stock. Pursuant to the BCMA Termination Agreement, at the Business Combination Closing, Roth received 100,000 shares of Common Stock plus a number of shares of Common Stock (“Variable Shares”) equal to the product of (x) the quotient of Equity Raised divided by $50.0 million, multiplied by (y) 200,000 with “Equity Raised” defined as the gross proceeds available to the Company immediately after the Business Combination Closing, consisting of the amount remaining in the Trust Account after giving effect to redemptions. On February 23, 2023, we and Legacy Tigo entered into an amendment to the BCMA Termination Agreement confirming that the amount raised by Legacy Tigo pursuant to the Convertible Note would not be counted as “Equity Raised” under the BCMA Termination Agreement.

Roth and Craig-Hallum agreed to enter into the BCMA Termination Agreement and forgo the BCMA Fee due to the increased likelihood for large redemptions in the general SPAC market compared to the time of the IPO when the parties entered into the BCMA, and to prevent burdening the Company with further transaction expenses. Craig-Hallum agreed to forgo its fee under the BCMA in its entirety due to its lack of involvement in introducing Legacy Tigo as a potential business combination target. However, Craig- Hallum continued to offer services as an advisor to ROCG in connection with the Business Combination. In further recognition of Roth’s contributions, the Sponsors additionally intend to, following the Business Combination Closing, transfer to Roth for no consideration up to a number of shares of the Common Stock equal to two-thirds of the potential 200,000 Variable Shares which are not issued pursuant to the BCMA Termination Agreement.

In connection with the Business Combination Closing, Roth sold 7,872 Private Placement Units to Legacy Tigo for $42,700.76 pursuant to the Sale and Purchase Agreement and receive up to 300,000 shares of ROCG common stock pursuant to the BCMA Termination Agreement, and at the Business Combination Closing held 300,696 shares of Common Stock and warrants to purchase 348 shares of Common Stock.

CHLM Sponsor LLC

Craig-Hallum provided services to ROCG as an advisor under the BCMA alongside Roth, for which we agreed to pay an amount equal to, in the aggregate, 4.5% of the gross proceeds of the IPO, or $5,175,000 to be split evenly with Roth. In connection with the entry into the Merger Agreement, we entered into a letter agreement with Roth and Craig-Hallum terminating the BCMA whereby such fee will not be paid and Craig-Hallum agreed to forgo its entire fee.

In connection with the Business Combination Closing, CHLM Sponsor LLC sold 394,963 Founder Shares and 101,802 Private Placement Units to Legacy Tigo for $552,229.25 pursuant to the Sale and Purchase Agreement and at the Business Combination Closing held 304,326 shares of Common Stock and warrants to purchase 4,502 shares of Common Stock. This Sponsor, along with CR Financial Holdings, Inc., is additionally responsible for payments to be made to certain of our stockholders pursuant to non-redemption agreements entered into between such stockholders and ROCG in connection with the Extension. Pursuant to the Merger Agreement, Legacy Tigo agreed to advance such payments required for the Extension, subject to repayment pursuant to the Promissory Note in the event the Business Combination did not close.

Hampstead Park Capital Management, LLC

Hampstead Park Capital Management, LLC is owned by Daniel M. Friedberg, who served as a director of ROCG. Hampstead Park Capital Management, LLC was additionally a sponsor of each of Roth CH Acquisition I Co., Roth CH Acquisition II Co., and Roth CH Acquisition III Co. and Mr. Friedberg was additionally a director of each of Roth CH Acquisition I Co., Roth CH Acquisition II Co., and Roth CH Acquisition III Co. Mr. Friedberg did not receive any compensation for his services as a director of ROCG, Roth CH Acquisition I Co., Roth CH Acquisition II Co., or Roth CH Acquisition III Co.

In connection with the Business Combination Closing, Hampstead Park Capital Management, LLC sold 16,287 Founder Shares and 4,198 Private Placement Units to Legacy Tigo for $22,770.75 pursuant to the Sale and Purchase Agreement and at the Business Combination Closing held 12,549 shares of Common Stock and warrants to purchase 185 shares of Common Stock.

Byron Roth

Byron Roth served as ROCG’s Chairman of the Board and Co-Chief Executive Officer. He is also the Executive Chairman of Roth, 50/50 owner of CR Financial Holdings, Inc., and was a sponsor, the Chairman of the Board and Chief Executive Officer of each of Roth CH Acquisition I Co., Roth CH Acquisition II Co., Roth CH Acquisition III Co., and a sponsor, the Co-Chairman of the Board and Co-Chief Executive Officer Roth CH Acquisition V Co. Mr. Roth did not receive any compensation for his services as a director or officer of ROCG, Roth CH Acquisition I Co., Roth CH Acquisition II Co., Roth CH Acquisition III Co., or Roth CH Acquisition V Co.

In connection with the Business Combination Closing, Mr. Roth sold 236,955 Founder Shares and 61,076 Private Placement Units to Legacy Tigo for $331,304.66 pursuant to the Sale and Purchase Agreement and at the Business Combination Closing held 182,578 shares of Common Stock and warrants to purchase 2,700 shares of Common Stock.

Aaron M. Gurewitz, as Trustee of the AMG Trust established January 23, 2007

Aaron M. Gurewitz served as ROCG’s Co-President and is the President & Head of Investment Banking of Roth. He is also a minority owner of CR Financial Holdings, Inc. and a sponsor and the Co-President of each of Roth CH Acquisition I Co., Roth CH Acquisition II Co., Roth CH Acquisition III Co., and Roth CH Acquisition V Co. Mr. Gurewitz did not receive any compensation for his services as a Co-President of ROCG, Roth CH Acquisition I Co., Roth CH Acquisition II Co., Roth CH Acquisition III Co., or Roth CH Acquisition V Co.

In connection with the Business Combination Closing, Mr. Gurewitz sold 63,298 Founder Shares and 16,315 Private Placement Units to Legacy Tigo for $88,501.41 pursuant to the Sale and Purchase Agreement and at the

Business Combination Closing held 48,773 shares of Common Stock and warrants to purchase 721 shares of Common Stock.

Gordon Roth

Gordon Roth served as ROCG’s Chief Financial Officer as well as the Chief Financial Officer of Roth. He is also a minority owner of CR Financial Holdings, Inc. and was also a sponsor and the Chief Financial Officer of each of Roth CH Acquisition I Co., Roth CH Acquisition II Co., Roth CH Acquisition III Co., and Roth CH Acquisition V Co. Mr. Roth did not receive any compensation for his services as a Chief Financial Officer of ROCG, Roth CH Acquisition I Co., Roth CH Acquisition II Co., Roth CH Acquisition III Co., or Roth CH Acquisition V Co.

In connection with the Business Combination Closing, Mr. Roth sold 48,717 Founder Shares and 12,556 Private Placement Units to Legacy Tigo for $68,112.89 pursuant to the Sale and Purchase Agreement and at the Business Combination Closing held 37,537 shares of Common Stock and warrants to purchase 555 shares of Common Stock.

Theodore Roth

Theodore Roth was additionally a sponsor of each of Roth CH Acquisition I Co., Roth CH Acquisition II Co., Roth CH Acquisition III Co., and Roth CH Acquisition V Co.

In connection with the Business Combination Closing, Mr. Roth sold 27,838 Founder Shares and 7,175 Private Placement Units to Legacy Tigo for $38,923.08 pursuant to the Sale and Purchase Agreement and at the Business Combination Closing held 21,450 shares of Common Stock and warrants to purchase 317 shares of Common Stock.

Matthew Day

Matthew Day served as ROCG’s Co-Chief Operating Officer as well as a Managing Director of Investment Banking at Roth. He was also a sponsor of Roth CH Acquisition III Co. and a sponsor and the Co-Chief Operating Officer of Roth CH Acquisition V Co. Mr. Day did not receive any compensation for his services as the Co-Chief Operating Officer of ROCG or Roth CH Acquisition V Co.

In connection with the Business Combination Closing, Mr. Day transferred 20,360 Founder Shares to Legacy Tigo for $0.00 pursuant to the Sale and Purchase Agreement and at the Business Combination Closing held 15,223 shares of Common Stock.

Andrew Costa

Andrew Costa served as ROCG’s Co-Chief Operating Officer and was formerly the Chief Investment Officer and a Managing Director at Roth. He was also a sponsor and the Co-Chief Operating Officer of Roth CH Acquisition V Co. Mr. Costa did not receive any compensation for his services as the Co-Chief Operating Officer of ROCG or Roth CH Acquisition V Co.

In connection with the Business Combination Closing, Mr. Costa transferred 10,180 Founder Shares to Legacy Tigo for $0.00 pursuant to the Sale and Purchase Agreement and at the Business Combination Closing held 7,611 shares of Common Stock.

Nazan Akdeniz

Nazan Akdeniz served as ROCG’s Chief Operating Officer and a Managing Director, Equity Capital Markets of Roth. She was also a sponsor of Roth CH Acquisition II Co. and Roth CH Acquisition III Co.

In connection with the Business Combination Closing, Ms. Akdeniz sold 3,314 Founder Shares and 854 Private Placement Units to Legacy Tigo for $4,634.89 pursuant to the Sale and Purchase Agreement and at the Business Combination Closing held 2,554 shares of the Common Stock and warrants to purchase 38 shares of Common Stock.

Lou Ellis

Lou Ellis serves as the Managing Director, Equity Capital Markets of Roth. He was also a sponsor of Roth CH Acquisition III Co.

In connection with the Business Combination Closing, Mr. Ellis sold 3,314 Founder Shares and 854 Private Placement Units to Legacy Tigo for $4,634.89 pursuant to the Sale and Purchase Agreement and at the Business Combination Closing held 2,554 shares of the Common Stock and warrants to purchase 38 shares of Common Stock.

John Lipman

John Lipman served as a director of ROCG and ROCG’s Co-Chief Executive Officer. He is also a Partner and Managing Director of Investment Banking at Craig-Hallum and was a sponsor, director and the Chief Operating Officer of each of Roth CH Acquisition I Co., Roth CH Acquisition II Co., Roth CH Acquisition III Co., and the Co-Chairman of the Board, Co-Chief Executive Officer, and a sponsor of Roth CH Acquisition V Co. Mr. Lipman did not receive any compensation for his services as a director or officer of ROCG, Roth CH Acquisition I Co., Roth CH Acquisition II Co., Roth CH Acquisition III Co., or Roth CH Acquisition V Co.

In connection with the Business Combination Closing, Mr. Lipman sold 394,963 Founder Shares and 101,802 Private Placement Units to Legacy Tigo for $552,229.25 pursuant to the Sale and Purchase Agreement and at the Business Combination Closing held 304,326 shares of the Common Stock and warrants to purchase 4,502 shares of Common Stock.

Molly Montgomery

Molly Montgomery served as a director of ROCG. She was also a sponsor and director of each of Roth CH Acquisition I Co., Roth CH Acquisition II Co., and Roth CH Acquisition III Co. Ms. Montgomery did not receive any compensation for her services as a director of ROCG, Roth CH Acquisition I Co., Roth CH Acquisition II Co., or Roth CH Acquisition III Co.

In connection with the Business Combination Closing, Ms. Montgomery sold 16,287 Founder Shares and 4,198 Private Placement Units to Legacy Tigo for $22,770.75 pursuant to the Sale and Purchase Agreement and at the Business Combination Closing held 12,549 shares of Common Stock and warrants to purchase 185 shares of Common Stock.

Adam Rothstein

Adam Rothstein served as a director of ROCG. He was also a sponsor and director of each of Roth CH Acquisition I Co., Roth CH Acquisition II Co., and Roth CH Acquisition III Co. Mr. Rothstein did not receive any compensation for her services as a director of ROCG, Roth CH Acquisition I Co., Roth CH Acquisition II Co., or Roth CH Acquisition III Co.

In connection with the Business Combination Closing, Mr. Rothstein sold 16,287 Founder Shares and 4,198 Private Placement Units to Legacy Tigo for $22,770.75 pursuant to the Sale and Purchase Agreement and at the Business Combination Closing held 12,549 shares of Common Stock and warrants to purchase 185 shares of Common Stock.

Sam Chawla

Sam Chawla served as a director of ROCG. He was also a sponsor and director of each of Roth CH Acquisition III Co. and Roth CH Acquisition V Co. Mr. Chawla did not receive any compensation for his services as a director of ROCG, Roth CH Acquisition III Co. or Roth CH Acquisition V Co.

In connection with the Business Combination Closing, Mr. Chawla sold 16,287 Founder Shares and 4,198 Private Placement Units to Legacy Tigo for $22,770.75 pursuant to the Sale and Purchase Agreement and at the Business Combination Closing held 12,549 shares of Common Stock and warrants to purchase 185 shares of Common Stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2024.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation plans approved by security holders(1)	6,606,040	(2)	$1.89	2,748,491
Equity Compensation plans not approved by security holders	—		—	—
Total	6,606,040	(3)	$1.89	2,748,491

(1)
Relates to the 2023 Incentive Plan which was approved by the Company’s Board and stockholders in connection with the Business Combination. The 2023 Incentive Plan allows for the maximum number of shares issuable to automatically increase on the first trading day of each calendar year, beginning with calendar year 2024, by a number of shares of Common Stock equal to three percent (3%) of the total outstanding shares of Common Stock on the last day of the prior calendar year. On January 1, 2025, the number of shares of Common Stock available for issuance under the 2023 Incentive Plan increased by 1,824,003 shares pursuant to this provision.
(2)
Includes outstanding stock options and shares issuable pursuant to RSUs and PSUs. Pursuant to SEC guidance, the number of unearned PSUs included is at the maximum payout level. The RSUs and PSUs were granted without consideration. Since RSUs and PSUs have no exercise price, they are not included in the weighted-average exercise price calculation.
(3)
This table does not include equity awards granted by Legacy Tigo that were assumed by the Company in connection with the Business Combination. As of December 31, 2024, the following assumed equity awards were outstanding: 2,661,044 ISOs and non-statutory stock options. The weighted average exercise price of such outstanding options was $1.59 per share. No additional equity awards may be granted under the Legacy Tigo equity plans that were assumed by the Company.

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

OTHER INFORMATION

Householding of Proxies

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement or a single notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” can reduce the volume of duplicate information received at households. While the Company does not household, a number of brokerage firms with account holders have instituted householding. Once a stockholder has consented or receives notice from their broker that the broker will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes their consent. If your Notice of Internet Availability of Proxy Materials or your annual report and proxy statement, as applicable, have been househeld and you wish to receive separate copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you may notify your broker. You can also request and we will promptly deliver a separate copy of the Notice of Internet Availability or the Proxy Materials by writing to: 655 Campbell Technology Parkway, Suite 150, Campbell, California 95008 or by telephone at: (408) 402-0802.

Additional Filings

The Company’s reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website, https://www.tigoenergy.com/, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our Code of Conduct, Audit Committee Charter, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, Corporate Governance Guidelines and amendments thereto are also available at our website, as described above. If we make any amendments to our Code of Conduct or grant any waiver, including any implicit waiver, from a provision of either code applicable to our CEO, CFO or principal accounting officer requiring disclosure under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website. The content of our website, however, is not part of this Proxy Statement.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, to the Company by writing to: 655 Campbell Technology Parkway, Suite 150, Campbell, California 95008.

Stockholder Proposals for 2026 Annual Meeting of Stockholders

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of Stockholders or nominate persons for election to the Board. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement (the “2026 Proxy Statement”) for the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”). To be eligible for inclusion in the 2026 Proxy Statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than December 5, 2025 in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the 2026 Proxy Statement.

Alternatively, stockholders seeking to present a stockholder proposal or nomination at the 2026 Annual Meeting, without having it included in the 2026 Proxy Statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Company not later than 5:00 p.m. Eastern Time on the 90th day nor earlier than 5:00 p.m. Eastern Time on the 120th day prior to the one-year anniversary of the Annual Meeting. For the 2026 Annual Meeting, this means that any such proposal or nomination must be submitted no earlier than January 19, 2026, and no later than February 18, 2026. Notwithstanding the foregoing, if the date of the 2026 Annual Meeting is more than 30 days before or more than 70 days after the one-year anniversary of the Annual Meeting, to be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Company no later than the later of: (i) 5:00 p.m. Eastern Time on the 90th day prior to the 2026 Annual Meeting or (ii) 5:00 p.m. Eastern Time on the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company.

Additionally, in order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2026 Annual Meeting of Stockholders, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice required by our bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act (including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than our nominees).

Notices of any proposals or nominations for the Company’s 2026 Annual Meeting of Stockholders should be sent to Tigo Energy, Inc., Attention: Corporate Secretary, 655 Campbell Technology Parkway, Suite 150, Campbell, California 95008.

simple instructions to record your vote Phone: 1-866-494-0644 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT!PLEASE VOTE BY: 9:00 AM, Pacific Time, May 19, 2025.This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Zvi Alon, Chief Executive Officer, and Bill Roeschlein, Chief Financial Officer (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Common Stock of Tigo Energy, Inc. which the undersigned is entitled to vote at the 2025 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 19, 2025 or any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such Named Proxies to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Tigo Tigo Energy, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE:FOR ON PROPOSALS 1 AND 2 PROPOSAL 1. To elect the seven director nominees listed below to hold office until the 2026 Annual Meeting of Stockholders: YOUR VOTE 1..01 Zvi Alon 1.02 Tomer Babai 1.03 Joan C. Conley 1.04 Sagit 1.05 Michael Splinter Manor 1.06 Stanley Stern 1.07 John Wilson FOR WITHHOLD BOARD OF DIRECTORS RECOMMENDS FOR AGAINST ABSTAIN FOR FOR FOR FOR FOR FOR FOR FOR 2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. You must register to attend the meeting online and/or participate at www.proxydocs.com/TYGO Authorized Signatures - Must be completed for your instructions to be executed.Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees,administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.Signature (and Title if applicable) Date Signature (if held jointly) Date